UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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PMA Capital Corporation
(Name of Registrant as Specified In Its Charter)
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PMA Capital Corporation
380 Sentry Parkway
Blue Bell, Pennsylvania 19422

____________________________________

Notice of 2007 Annual Meeting of Shareholders
To Be Held May 9, 2007
____________________________________

Dear Shareholder:

On Wednesday, May 9, 2007, we will hold our Annual Meeting of Shareholders at our corporate offices, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422. The Annual Meeting will begin at 9:00 a.m., local time.

We are holding the Annual Meeting to:

1.	Elect four directors to serve until the 2010 Annual Meeting and until their successors are elected;

2.	Vote upon a proposal to approve the PMA Capital Corporation 2007 Omnibus Incentive Compensation Plan; and

3.	Ratify the appointment of Beard Miller Company LLP as our independent registered public accounting firm (“independent auditor”) for 2007.

The Board recommends that you vote FOR items 1, 2 and 3. We will also transact any other business properly presented at the meeting and any adjournments of the meeting.

Only shareholders of record at the close of business on March 12, 2007 are entitled to vote at the Annual Meeting and any adjournments. A copy of our 2006 Annual Report to shareholders accompanies this notice.

By Order of the Board of Directors,

Neal C. Schneider
March 22, 2007	Chairman of the Board

You are cordially invited to attend the meeting. Whether or not you plan to attend in person, please mark, date, sign and mail the enclosed proxy. A return envelope requiring no postage is enclosed for your convenience.

APPENDIX A - 2007 OMNIBUS INCENTIVE COMPENSATION PLAN

PMA CAPITAL CORPORATION
380 Sentry Parkway
Blue Bell, Pennsylvania 19422
_______________________

Proxy Statement
________________________

 GENERAL INFORMATION ABOUT THE ANNUAL MEETING

You are being sent this proxy statement and the enclosed proxy in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments. The approximate date of mailing of this proxy statement and the enclosed proxy is March 30, 2007.

When and where is the Annual Meeting?

The Annual Meeting will be held on Wednesday, May 9, 2007, at 9:00 a.m., local time. The Annual Meeting will be held at our corporate offices at 380 Sentry Parkway, Blue Bell, Pennsylvania 19422.

What proposals am I being asked to vote on?

You are being asked to vote on three proposals:

1.	The election of four directors to serve until the 2010 Annual Meeting and until their successors are elected;

2.	The approval of the PMA Capital Corporation 2007 Omnibus Incentive Compensation Plan (the “2007 Plan”); and

3.	The ratification of the appointment of Beard Miller Company LLP as our independent auditor for 2007.

You can find information about these proposals in this proxy statement.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Class A Common Stock as of the close of business on March 12, 2007, are entitled to vote at the Annual Meeting. As of the close of business on March 12, 2007, we had 32,659,194 shares of Class A Common Stock outstanding. Each holder of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held.

What constitutes a quorum?

In order to transact business at the Annual Meeting, we must have a “quorum,” or the presence of persons holding a prescribed number of shares of Class A Common Stock. The holders of Class A Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold your vote, you will be considered present at the Annual Meeting and, therefore, part of the quorum. Broker non-votes will also be counted as part of the quorum. Generally, broker non-votes occur when a broker does not receive voting instructions with respect to a proposal from a beneficial owner and does not have discretionary authority to vote on that proposal.

How do I vote?

There are two ways to vote:

1.	In person. Attend the Annual Meeting and vote your shares, or send a personal representative with an appropriate proxy.

If you hold your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a form of proxy from the institution that holds your shares.

If you hold share equivalents through the PMA Capital Stock Fund of the PMA Capital Corporation Retirement Savings Plan (the “Retirement Savings Plan”), you cannot directly vote your share equivalents at the Annual Meeting. Instructions on voting such share equivalents are described in more detail below.

2.
By mail. Mark, date, sign and mail the enclosed proxy card in the prepaid envelope. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR each item described in this proxy statement.

Can I revoke my proxy and change my vote after I return my proxy card?

Yes. There are three ways to revoke your proxy:

1.	In person. You may revoke a previously submitted proxy vote by attending and voting in person at or by sending a personal representative with an appropriate proxy card to the Annual Meeting.

2.
In writing. You may give written notice of your revocation to our Corporate Secretary. Your notice, which must be received before the Annual Meeting begins, should contain the name in which your shares are registered, the date of the proxy you are revoking, your new voting instructions and your signature.

3.	By proxy. You may revoke your proxy by submitting a later-dated proxy card. We must receive the later-dated proxy card before the Annual Meeting begins.

How do I vote my share equivalents held under the Retirement Savings Plan?

If you have invested in the PMA Capital Stock Fund of the Retirement Savings Plan, you do not actually own shares of Class A Common Stock; Vanguard Fiduciary Trust Company, the plan trustee, does. However, you do have “pass through voting rights” based on the amount of money you have invested in the PMA Capital Stock Fund.

You may exercise your pass through voting rights only by completing the proxy card from the Plan’s trustee mailed with this proxy statement. The proxy card acts as a voting instruction to the Plan’s trustee. The trustee must receive your instructions prior to the Annual Meeting to vote your share equivalents in accordance with your instructions. If your voting instructions are not received by the date that the trustee specifies, the trustee will vote the share equivalents credited to your account in the same proportion that it votes share equivalents for which it did receive timely instructions.

What does it mean if I get more than one proxy card?

If your shares are registered differently or are in more than one account, you will receive more than one proxy card. For example, if you hold share equivalents through the Retirement Savings Plan and you hold shares directly as a record holder, you will receive two sets of proxy materials, including two proxy cards. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

How will voting on any other business be conducted?

Although we do not presently know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxies named in the proxy to vote on such matters in their discretion.

Who pays for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Solicitation will be made by mail and may also be made on our behalf by our officers, directors and employees in person or by telephone. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for sending proxies and proxy materials to beneficial owners.

Will the Annual Meeting be accessible through the Internet?

Yes. We will provide “real time” access to the Annual Meeting through webcasting. This will allow you to hear the Annual Meeting without actually being present in Blue Bell, Pennsylvania. Please note that the webcast will be in “listen only” mode. This means that shareholders listening to the Annual Meeting through the webcast will not be able to ask questions or vote their shares as if present at the Annual Meeting. Further, shareholders accessing the Annual Meeting through the webcast will not be counted for purposes of determining whether a quorum is present. Therefore, even if you intend to access the meeting through the webcast, it is very important that you complete and return your proxy card prior to the Annual Meeting.

To access the Annual Meeting through our webcast, please visit the Investor Information section of our website at www.pmacapital.com or call our Investor Relations department at (610) 397-5298 for further information.

  BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK

  Beneficial Ownership by Directors and Executive Officers

The following table shows, as of February 28, 2007, the shares and percentage of our Class A Common Stock beneficially owned by (i) each director and each nominee for director; (ii) each executive officer named in the Summary Compensation Table ; and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated, each person has sole voting power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of Class A Common Stock deemed outstanding consists of 32,659,194, the number of shares outstanding on February 28, 2007, plus the number of shares of Class A Common Stock underlying options held by the named person that are exercisable or will become exercisable within 60 days of February 28, 2007.

Name of Beneficial Owner	Class A Common Stock Beneficially Owned		Percent of Class

Peter S. Burgess	22,009		*
Patricia A. Drago	-		-
J. Gregory Driscoll	12,972		*
Joseph H. Foster	22,025		*
Charles T. Freeman	20,244		*
James C. Hellauer	17,010	(1)	*
Richard Lutenski	22,009		*
James F. Malone, III	297,300		*
Edward H. Owlett	662,344	(2)	2.0%
John D. Rollins	12,705		*
Roderic H. Ross	18,396		*
L. J. Rowell, Jr.	10,347		*
Neal C. Schneider	70,262	(3)	*
Vincent T. Donnelly	718,366	(4)	2.1%
Richard DeCoux(5)	31,313	(6)	*
William E. Hitselberger	249,408	(7)	*
Robert L. Pratter	227,128	(8)	*
John Santulli, III	59,948	(9)	*
Henry O. Schramm, II(10)	-		-
All executive officers and directors as a group (19 persons)	2,473,786	(11)	7.3%
__________
* Less than 1%.
(1)	Includes 2,000 shares of Class A Common Stock held in an irrevocable trust for which Mr. Hellauer’s wife serves as trustee.
(2)
Includes: (i) 320,114 shares of Class A Common Stock held in certain family trusts; (ii) 28,500 shares of Class A Common Stock held by Mr. Owlett’s wife; and (iii) 311,230 shares of Class A Common Stock held jointly by Mr. Owlett and his wife. Mr. Owlett disclaims beneficial ownership of the shares held in his family trusts and the shares held by his wife.

(3)	Includes options to purchase 6,493 shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days of February 28, 2007 under our equity incentive plans.
(4)
Includes options to purchase 625,479 shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days of February 28, 2007 under our equity incentive plans and 2,745 shares held in the Retirement Savings Plan as of December 31, 2006.

(5)	Mr. DeCoux retired effective January 31, 2007.
(6)	Includes options to purchase 31,313 shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days of February 28, 2007 under our equity incentive plans.
(7)
Includes 150 shares of Class A Common Stock held by Mr. Hitselberger’s children, options to purchase 211,914 shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days of February 28, 2007 under our equity incentive plans and 2,167 shares held in the Retirement Savings Plan as of December 31, 2006.

(8)
Includes 1,200 shares of Class A Common Stock held by Mr. Pratter’s child who resides in his household and as to which Mr. Pratter disclaims beneficial ownership, options to purchase 184,490 shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days of February 28, 2007 under our equity incentive plans and 5,335 shares held in the Retirement Savings Plan as of December 31, 2006.

(9)	Includes options to purchase 58,136 shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days of February 28, 2007 under our equity incentive plans.
(10)	Mr. Schramm resigned effective August 10, 2006.
(11)	Includes options to purchase 1,117,825 shares of Class A Common Stock that are currently exercisable or will become exercisable within 60 days of February 28, 2007 under our equity incentive plans.

Principal Beneficial Owners of Class A Common Stock

The following table shows those shareholders known to us to beneficially own more than 5% of the outstanding shares of Class A Common Stock.

Name and Address of Beneficial Owner	Class A Common Stock Beneficially Owned	Percent of Class

Owl Creek Asset Management, L.P.(1) 410 Park Avenue, Suite 420 New York, New York 10022	3,134,437	9.80%
Aegis Financial Corporation(2) 1100 North Glebe Road, Ste. 1040 Arlington, Virginia 22201	2,747,265	8.40%
NWQ Investment Management Company, LLC(3) 2049 Century Park East, 16th Floor Los Angeles, California 90067	2,828,589	8.70%
Dimensional Fund Advisors LP(4) 1299 Ocean Avenue Santa Monica, California 90401	2,718,864	8.32%
________

(1)
Based solely on a Schedule 13D/A filed on June 1, 2005, Owl Creek Asset Management, L.P. (“Owl Creek”) shares voting and dispositive power over 1,893,714 shares of Class A Common Stock with the entities and person listed below. The following entities and person share voting and dispositive power with Owl Creek over the number of shares of Class A Common Stock listed below:

•  Owl Creek I, L.P.: 146,287;
•  Owl Creek II, L.P.: 1,094,436;
•  Owl Creek Advisors, LLC: 1,240,723; and
•  Jeffrey A. Altman: 3,134,437.
Due to the voting and dispositive power over the shares of Class A Common Stock, Owl Creek may be deemed to beneficially own such shares. The percentage of class beneficially owned is as reported in such Schedule 13D/A and is as of March 21, 2005.
(2)
Based solely on a Schedule 13G, filed on February 14, 2007, Aegis Financial Corporation (“AFC”) has sole voting and dispositive power over 2,747,265 shares of Class A Common Stock. Additionally, the following individuals have shared voting and dispositive power and/or sole voting and dispositive power over the shares of Class A Common Stock listed below:

•  William S. Berno: 2,747,265 (shared);
•  Paul Gambal: 2,747,265 (shared); 5,500 (sole); and
•  Scott L. Barbee: 2,747,265 (shared); 23,213 (sole).
The percentage of class beneficially owned is as reported in such Schedule 13G and is as of December 31, 2006.
(3)
Based solely on a Schedule 13G/A, filed on February 14, 2007, NWQ Investment Management Company, LLC (“NWQ”) has sole voting power over 2,670,089 shares of Class A Common Stock and sole dispositive power over 2,828,589 shares of Class A Common Stock. Due to the dispositive power over the shares of Class A Common Stock, NWQ may be deemed to beneficially own such shares, which are owned by clients of NWQ. The percentage of class beneficially owned is as reported in such Schedule 13G/A and is as of December 31, 2006.

(4)
Based solely on a Schedule 13G/A, filed on February 9, 2007, Dimensional Fund Advisors LP (“DFA”) has sole voting and dispositive power over 2,718,864 shares of Class A Common Stock. Due to the dispositive power over the shares of Class A Common Stock, DFA may be deemed to beneficially own such shares, which are owned by certain investment companies and certain commingled group trusts and separate accounts for which DFA serves as investment advisor or investment manager. DFA disclaims beneficial ownership of such shares. The percentage of class beneficially owned is as reported in such Schedule 13G and is as of December 31, 2006.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

As of the date of this proxy statement, our Board of Directors consists of thirteen members and is divided into three classes. Each director is elected to serve for a three-year term and until the director’s successor has been duly elected. The current three-year terms of our directors expire in the years 2007, 2008 and 2009.

Our Board of Directors has determined that each of our current directors, except for Vincent T. Donnelly, Joseph H. Foster and James F. Malone, III, meets the definition of “independent director” under the applicable listing standards of The NASDAQ Global Market and the American Stock Exchange. Mr. Donnelly is an executive officer of the Company and Messrs. Foster and Malone are partners in law firms with which we do business. See “Certain Relationships and Related Transactions” for more information.

The Board of Directors met seven times in 2006. The Board of Directors has five standing committees: an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Strategy and Operations Committee. During 2006, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees on which the director served. The Board of Directors has adopted a policy that all directors make a reasonable effort to attend each annual meeting of shareholders. At the time of last year’s Annual Meeting, we had twelve directors, all of whom attended the Annual Meeting.

During 2006, our Board of Directors met three times in executive session without management present. Our Board’s policy is for the independent directors to meet in executive session at least two times a year.

We have a Business Ethics and Practices Policy, which covers all officers and employees. This policy expresses our commitment to maintaining the highest legal and ethical standards in the conduct of our business. In 2003, we expanded our Business Ethics and Practices Policy by adopting a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. In addition, in early 2004, our Board of Directors adopted a separate Code of Ethics for Directors. Copies of our ethics policies can be found on our website at www.pmacapital.com. Any amendment to or waiver of the provisions of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers will be disclosed on our website at www.pmacapital.com.

The Board of Directors has also implemented a process by which our shareholders can send communications to the Board. All communications should be sent to PMA Capital Corporation Board of Directors, c/o Robert L. Pratter, Senior Vice President, General Counsel and Secretary, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422. The Corporate Secretary will review the communication and forward it directly to the Chairman of the Board or to any individual director named in such communication, unless the communication is hostile, illegal or otherwise inappropriate in which case the Corporate Secretary has the discretion to discard the communication. Any communications regarding accounting, internal accounting control or auditing matters that are submitted to the Corporate Secretary will be forwarded to the Chairman of the Audit Committee. Shareholders may also utilize our AlertLine to anonymously forward complaints to our Audit Committee. Information regarding the AlertLine is available on our website at www.pmacapital.com.

 COMMITTEES OF THE BOARD

  Audit Committee

Peter S. Burgess, Charles T. Freeman, L.J. Rowell, Jr. and Neal C. Schneider are the members of the Audit Committee. Mr. Burgess is the Chairman. The Audit Committee met nine times in 2006. Each of the members of the Audit Committee is independent as defined in the applicable listing standards of The NASDAQ Global Market and the American Stock Exchange. Our Board of Directors has determined that Messrs. Burgess and Schneider meet the Securities and Exchange Commission’s criteria of “audit committee financial experts” based on each of their extensive experience in public accounting, including acting as accounting firm audit partners for many insurance and financial services clients. The Audit Committee’s charter is available on our website at www.pmacapital.com. The Audit Committee’s duties, which are included in its written charter, include:

●	Reviewing with management and independent auditor the audited annual financial statements and the unaudited quarterly financial statements;

●
In consultation with the independent auditor, management and the internal auditor, reviewing the integrity of our financial reporting processes as well as the adequacy of internal controls with respect to those processes;

●	Reviewing any material changes to our accounting principles and practices;

●	Selecting, evaluating and, where appropriate, replacing our independent auditor, and approving the independent auditor’s fees;

●	Reviewing with our independent auditor the written statement regarding their independence; and

●	Pre-approving all audit and permitted non-audit services performed by our independent auditor, which pre-approval may be delegated to one or more Audit Committee members.

  Compensation Committee

Messrs. Burgess and Rowell and J. Gregory Driscoll and Edward H. Owlett are the members of the Compensation Committee. Mr. Rowell is the Chairman. Each of the members of the Compensation Committee is independent as defined in the applicable listing standards of The NASDAQ Global Market and the American Stock Exchange. The Compensation Committee met seven times in 2006. The Compensation Committee’s charter is available on our website at www.pmacapital.com. The Compensation Committee’s duties include:

●	Reviewing and approving the compensation of our executive officers, including our Chief Executive Officer;

●	Approving the grant of awards under our equity incentive plans;

●	Establishing performance goals for executive officer incentive-based cash compensation and certifying whether the performance goals have been met; and

●	Establishing performance goals for awards under our equity incentive plans and confirming the achievement of such goals.

For a description of the processes and procedures for consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” and “Director Compensation,” respectively. The Compensation Committee has the authority to determine the compensation of the Chief Executive Officer and approve the compensation recommendations of the Chief Executive Officer with respect to the other executive officers and makes recommendations to the full Board of Directors regarding director compensation. The Compensation Committee may delegate its authority to subcommittees, including subcommittees consisting solely of one more employees of the Company, in each case to the extent permitted by applicable law. As discussed below, the Compensation Committee engaged an independent compensation consultant, Towers Perrin, to perform a competitive compensation analysis of senior management base salary, annual incentive, long-term incentive and total direct compensation. In addition, Towers Perrin coordinates our annual Chief Executive Officer evaluation process. Towers Perrin was asked to review competitive data in both the property and casualty and financial services industries, where available and appropriate, and to summarize its findings in a report.

  Compensation Committee Interlocks and Insider Participation

Messrs. Burgess, Driscoll, Owlett and Rowell were the members of the Compensation Committee during 2006. None of these individuals has ever been an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, there were no relationships that would require disclosure under Item 407(e)(4) of Regulation S-K in 2006.

  Nominating and Corporate Governance Committee

James C. Hellauer, John D. Rollins, Roderic H. Ross and Mr. Schneider are the members of the Nominating and Corporate Governance Committee. Additionally, Joseph H. Foster attends meetings of the Nominating and Corporate Governance Committee in a non-voting capacity. Mr. Ross is the Chairman. The Nominating and Corporate Governance Committee met four times in 2006. Each of the voting members of the Nominating and Corporate Governance Committee is independent as defined in the applicable listing standards of The NASDAQ Global Market and the American Stock Exchange. The Nominating and Corporate Governance Committee’s charter is available on our website at www.pmacapital.com. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	Nominating candidates to stand for election to the Board of Directors at the Annual Meeting;

●	Recommending candidates to fill vacancies on the Board of Directors between meetings of shareholders;

●	Establishing the criteria and qualifications for directors;

●	Developing and recommending to the Board corporate governance guidelines;

●	Reviewing the Board’s committee structures and recommending committee members; and

●	Maintaining procedures for shareholder recommendations of nominees to the Board.

The Nominating and Corporate Governance Committee has developed policies and procedures with respect to the minimum qualifications, specific qualifications and skills director nominees must possess. Specifically, each nominee must:

●	Have relevant business management, financial, investment and/or professional experience, industry knowledge and strategic planning capabilities;

●	Have a demonstrated history of integrity and ethics in his/her personal and professional life and an established record of professional accomplishment in his/her chosen field;

●	Not have a conflict of interest that impedes the proper performance of the responsibilities of a director;

●	Be willing to serve on the Board for a period of no less than two three-year terms;

●
Be prepared to participate fully in board activities, including active membership on at least one board committee and attendance at, and active participation in, meetings of the Board and the committees of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s judgment, interfere with or limit his or her ability to do so; and

●	Be willing to make, and be financially capable of making, a reasonable investment in the Company’s stock given his or her financial circumstances.

Additionally, except as approved by the Nominating and Corporate Governance Committee, no nominee may (i) simultaneously serve on the boards of more than three publicly traded companies or (ii) stand for election to the Board after his or her 72nd birthday. Given their extensive contributions to the Board and in order to provide for appropriate transition planning, the Nominating and Corporate Governance Committee agreed to permit each of Messrs. Ross and Rowell, who are over the age of 72, to stand for reelection for one additional term, which terms began at the 2005 Annual Meeting and the 2006 Annual Meeting, respectively.

Currently, our directors and management suggest potential nominees to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews the qualifications of the suggested persons and identifies those which merit further investigation. The Committee then conducts a review of the candidates, which includes personal interviews and background checks, and recommends nominees to the Board. The Nominating and Corporate Governance Committee has not previously used a search firm, although it has discretion to do so. The Nominating and Corporate Governance Committee will consider shareholder suggestions for the nomination of directors to the extent that a shareholder is a shareholder of record at the time of giving the notice and is entitled to vote for the election of directors at an annual meeting, and the recommended nominee otherwise meets all criteria and qualifications established for directors. Although shareholders may suggest nominees at any time, in order for a nomination to be considered for an annual meeting, the nominating shareholder must provide our Corporate Secretary notice of the nomination no later than the close of business on the 90th day before the date of our proxy statement in connection with the previous year’s annual meeting. The notice should be sent to PMA Capital Corporation, c/o Robert L. Pratter, Secretary, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422. The notice must provide:

●	The nominee’s full name and current address;

●
All information required to be disclosed in solicitation of proxies for election of directors, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934;

●	The nominee’s written consent to serve as a director, if elected;

●	The name of the nominating shareholder, and the beneficial owner, if different;

●	The number of shares which are owned of record or beneficially by the nominating shareholder; and

●	A description of all arrangements and understandings between the nominating shareholder and any beneficial owner and any other person or persons pursuant to which the nomination is made.

The Corporate Secretary will forward shareholder nominations to the Nominating and Corporate Governance Committee for its review. The Nominating and Corporate Governance Committee may request to meet with any shareholder nominee. If the Nominating and Corporate Governance Committee determines that a nominee should be considered as a director, it will recommend the nominee to the full Board of Directors. The Board of Directors may accept or reject the proposed nominee.

  Strategy and Operations Committee

Messrs. Driscoll, Freeman, Hellauer and Rollins and Richard Lutenski are the members of the Strategy and Operations Committee. Mr. Hellauer is the Chairman. The Strategy and Operations Committee met four times in 2006. The Strategy and Operations Committee’s primary responsibilities include:

●	Overseeing Investment Policy and Guidelines for the operating companies;

●	Reviewing the performance of the investment portfolio and its compliance with the Company’s Investment Policy and Guidelines;

●	Overseeing the development of operational metrics, including performance targets, objectives or benchmarks;

●	Overseeing the development and assessment of the Company’s business strategy; and

●	Overseeing the development and review of the Company’s annual business plan.

  Executive Committee

Vincent T. Donnelly and James F. Malone, III and Messrs. Owlett and Schneider are the members of the Executive Committee. Mr. Malone is Chairman of the Executive Committee. The Executive Committee held one meeting in 2006. The Executive Committee has the authority to take all actions that may be taken by the full Board of Directors between Board of Directors’ meetings consistent with Pennsylvania law and our Restated Articles of Incorporation and Bylaws.

  AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s accounting policies and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed under Section 204 of the Sarbanes-Oxley Act.

In addition, the independent auditor also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with the independent auditor their independence. The Audit Committee has also considered the compatibility of non-audit services provided by the independent auditor with their independence.

In reliance on the reviews and discussions referred to above and other reviews and discussions the Audit Committee deemed appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee:

Peter S. Burgess (Chair)
Charles T. Freeman
L. J. Rowell, Jr.
Neal C. Schneider

  COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

L.J. Rowell, Jr. (Chair)
Peter S. Burgess
J. Gregory Driscoll
Edward H. Owlett

  ITEM 1. ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee has unanimously recommended that J. Gregory Driscoll, Richard Lutenski and Neal C. Schneider be nominated to new three-year terms and that Patricia A. Drago be nominated as a new member of the Board of Directors. Ms. Drago was recommended to the committee by a non-employee director.

Each of Messrs. Driscoll, Lutenski and Schneider and Ms. Drago has consented to serve as a director in the Class of 2010 if elected. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by the Board of Directors for the unexpired term.

The names of the nominees for director and the directors who will continue in office after the Annual Meeting, together with certain information regarding them, are as follows:

Joseph H. Foster and Edward H. Owlett are not standing for reelection at the 2007 Annual Meeting.

  Nominees for Election in Office with Terms Expiring at the 2010 Annual Meeting

J. Gregory Driscoll, age 60	Director since 2006
Mr. Driscoll was President and Chief Executive Officer of Prince Telecom, of New Castle, Delaware, the largest independent cable installation company in the country, from 2005 to 2006. From 1999 through 2002, he was Managing Director for Legg Mason Wood Walker, Inc., a full service investment bank and brokerage firm, and from 1997 to 2000, he was Chairman of the Board of Directors of Philadelphia Gas Works, the largest municipally owned and operated natural gas utility in the U.S.

Richard Lutenski, age 56	Director since 2004
Mr. Lutenski is currently the Chief Financial Officer of RAM Holdings Ltd., a financial guaranty reinsurance company located in Bermuda. He was Managing Director and Chief Operating Officer of RISC Ventures from 2003 to 2004, an investment and advisory firm that specializes in assessing and developing reinsurance and capital market solutions to complex risk issues. From 1999 to 2001, he was Executive Vice President and Chief Financial Officer of Enhance Financial Services Group, a financial guaranty and specialty firm. From 1995 to 1999, Mr. Lutenski was Chief Financial Officer of Crum & Forster Insurance Group.

Neal C. Schneider, age 62	Director since 2003
Mr. Schneider was elected non-executive Chairman of the Board in November 2003. He was a partner in Smart and Associates, LLP, a financial, operational and technology consulting firm from July 2002 to June 2003. Between August 2000 and June 2002, Mr. Schneider was an independent consultant. He was a partner in Arthur Andersen LLP from September 1980 until his retirement in August 2000, serving for a period of time as partner-in-charge of Arthur Andersen’s worldwide insurance industry practice. Mr. Schneider has served as a director of Conseco, Inc. since September 2003.

Patricia A. Drago, age 53	Director Nominee
Ms. Drago is the President and a principal of Drago Consulting LLC, a consulting firm focused on property and casualty strategy and operations. Ms. Drago held this position from January 2005 to May 2006 and from November 2006 to the present. From January 2004 to January 2005, Ms. Drago operated Drago Consulting as a sole proprietorship. From June 2006 to October 2006, she was an Executive Vice President of GAB Robins North America, a company that provides loss adjusting and third party claims administration services to businesses, insurers and alternative risk entities. She was Chief Executive Officer and President of Broadspire Services Inc., a third party claims administration business, from July 2003 to December 2003. Prior to that, she had held a number of senior positions with Kemper Insurance Company, a property and casualty insurer and third party administrator, since June 2000.

  Vote Requirement

The four nominees who receive the highest number of votes cast by the holders of Class A Common Stock entitled to vote will be elected as directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

The Board of Directors recommends that you vote FOR each of the nominees.

  Directors Continuing in Office with Terms Expiring at the 2008 Annual Meeting

Peter S. Burgess, age 64	Director since 2004
Mr. Burgess has been an advisor on technical and governance issues to insurance companies and their audit committees since 1999. Prior to 1999, he was an accountant and partner in Arthur Andersen LLP for 35 years, where he served as audit partner for many of its insurance company and financial services clients. Mr. Burgess has served as a director of Lincoln Educational Services Corp. since June 2004 and as a trustee for John Hancock Trust and John Hancock Funds II since June 2005.

Charles T. Freeman, age 63	Director since 2005
Mr. Freeman was a Senior Vice President and Partner of Wellington Management Company, LLP and served as the lead portfolio manager of the Vanguard Windsor Fund from 1996 until his retirement in June 2004 and manager of the Vanguard Capital Value Fund from its inception in December 2001 until his retirement in June 2004.

James C. Hellauer, age 68	Director since 2005

Since 1989, Mr. Hellauer has been the owner of James C. Hellauer and Associates, a management consulting firm. Since 1991, he has also been an executive director of the Colmen Group, an investment banking firm. Mr. Hellauer has served as a director of Tasty Baking Company since May 2005.

Roderic H. Ross, age 76	Director since 1981
Mr. Ross was Chairman of the Board and Chief Executive Officer of Keystone State Life Insurance Company from 1985 until his retirement in July 2000.

  Directors Continuing in Office with Terms Expiring at the 2009 Annual Meeting

Vincent T. Donnelly, age 54	Director since 2004
Mr. Donnelly has served as President and Chief Executive Officer of the Company since February 2004 and was head of the Interim Office of the President from November 2003 to February 2004. He has also served as President and Chief Operating Officer of The PMA Insurance Group since February 1997, and has served as Executive Vice President of PMA Capital Insurance Company since November 2000. He served as Senior Vice President-Finance and Chief Actuary of The PMA Insurance Group from 1995 to 1997.

James F. Malone, III, age 63	Director since 1974
Mr. Malone has been a partner of Malone, Larchuk & Middleman, P.C., a law firm, since 1997, and was a partner of Dickie, McCamey & Chilcote, P.C., a law firm, from 1980 to 1997.

John D. Rollins, age 54	Director since 2006
Mr. Rollins held various positions, most recently Managing Partner, with Accenture, a global management consulting, technology services and outsourcing company from 1976 until his retirement in 2005.

L. J. Rowell, Jr., age 74	Director since 1992
Mr. Rowell was Chairman, President and Chief Executive Officer of Provident Mutual Life Insurance Company from 1992 until his retirement in July 1996. Mr. Rowell has served as a director of Health Benefits Direct Corporation since April 2006.

  DIRECTOR COMPENSATION

The Board believes that a competitive Board compensation structure is necessary to enable us to attract, motivate and retain highly qualified individuals to serve as directors.

Our Compensation Committee reviews the fee structure of the Board of Directors on an annual basis and makes recommendations to the Board of Directors regarding any proposed changes to this fee structure. In 2006, the Compensation Committee engaged an independent compensation consultant to analyze the fee structure of the Board of Directors. As a result of this analysis, the Board of Directors adopted the compensation structure outlined below.

  Non-Employee Director Compensation

Non-employee directors are reimbursed for expenses of meeting attendance and, in 2006, were compensated according to the following schedule:

Board of Directors
Member Annual Retainer	$30,000 plus 2,500 shares of restricted stock*

All Committees other than Audit Committee and Executive Committee
Chair Annual Retainer	$10,000
Member Annual Retainer	$5,000
Meeting Fees	$1,500 per meeting

Audit Committee
Chair Annual Retainer	$20,000
Member Annual Retainer	$10,000
Meeting Fees	$1,500 per meeting

Executive Committee
Meeting Fees	$1,500 per meeting

*Restrictions on shares of restricted stock lapse on the one-year anniversary of the grant date.

As a further component of its compensation structure, the Board of Directors has also provided that any non-employee director first elected to the Board of Directors after January 1, 2004 will receive shares of Class A Common Stock subject to restrictions on transfer that lapse over a three-year period equal in value to $100,000 based on the fair market value of the Class A Common Stock on the date he/she is first elected to the Board, rounded to the nearest whole share. Accordingly, on February 21, 2006 and May 9, 2006, the Compensation Committee granted restricted stock awards of 10,472 and 10,205 shares of Class A Common Stock to Mr. Driscoll and Mr. Rollins, respectively.

The Board has also adopted share ownership requirements for the non-employee directors that require all non-employee directors to beneficially own shares of Class A Common Stock equal to 2.5 times the Board’s Annual Retainer within a five-year period from their first election to the Board or for continuing directors from March 10, 2004.

A member who undertakes a special or a committee assignment on behalf of the Board or Committee is eligible to receive such additional fees as the Board may approve. During 2006, no director received any fees for a special or committee assignment on behalf of the Board.

  Non-Executive Chairman Compensation

In addition to receiving the retainer and attendance fees set forth above for all non-employee directors, Mr. Schneider, the non-Executive Chairman of the Board of Directors, receives an annual retainer of $200,000 plus an annual equity grant with a fair value on the date of grant equal in value to $50,000. Accordingly, on August 9, 2006, we granted Mr. Schneider 5,423 shares of restricted stock. The restrictions with respect to such award will lapse on May 9, 2007.

On May 12, 2006, we paid Mr. Schneider $141,176, representing taxes associated with the vesting of the second half of a one-time restricted stock award of 50,000 shares of Class A Common Stock granted to Mr. Schneider on May 12, 2004 in recognition of his time commitment and efforts as Chairman during 2003 and the beginning of 2004.

  2006 COMPENSATION OF DIRECTORS TABLE

The following table sets forth certain information regarding the compensation of the Company’s non-employee directors for 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter S. Burgess	73,000	39,321	-	-	-	-	112,321

J. Gregory Driscoll	57,250	68,002	-	-	-	-	125,252

Joseph H. Foster	39,500	22,020	-	-	-	-	61,520

Charles T. Freeman	61,500	61,141	-	-	-	-	122,641

James C. Hellauer	57,000	53,470	-	-	-	-	110,470

Richard Lutenski	39,500	39,321	-	-	-	-	78,821

James F. Malone, III	31,500	22,020	-	-	-	-	53,520

Edward H. Owlett	47,000	22,020	-	-	-	-	69,020

John D. Rollins	47,500	55,152	-	-	-	-	102,652

Roderic H. Ross	47,500	22,020	-	-	-	-	69,520

L. J. Rowell, Jr.	74,000	22,020	-	-	-	-	96,020

Neal C. Schneider	266,000	79,222	16,410 (3)	-	-	141,176 (4)	502,808

(1)
The amounts reported for Stock Awards reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123R”) and include amounts from awards granted in 2004, 2005 and 2006. During 2006, each director received 2,500 shares of stock with restrictions that lapse in one year and had a grant date fair value of $24,500. In addition, Mr. Driscoll and Mr. Rollins, as new directors, received shares of stock valued at $100,000 with restrictions that lapse over three years. In August 2006, Mr. Schneider received shares of stock valued at $50,000 with restrictions that lapse in May 2007. Additional information regarding restricted stock awards is included in Note 9 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)
As of December 31, 2006, the restricted stock held by each director was as follows: Mr. Burgess, 7,486 shares; Mr. Driscoll, 12,972 shares; Mr. Foster, 2,500 shares; Mr. Freeman, 12,714 shares; Mr. Hellauer, 9,207 shares; Mr. Lutenski 7,486, shares; Mr. Malone, 2,500 shares; Mr. Owlett, 2,500 shares; Mr. Rollins, 12,705 shares; Mr. Ross, 2,500 shares; Mr. Rowell, 2,500 shares; and Mr. Schneider, 7,923 shares.

(3)
The amounts reported for Option Awards reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R and include amounts from an award granted in 2005. Assumptions used in this calculation for the award is included in Note 9 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. As of December 31, 2006, Mr. Schneider held options to purchase 12,987 shares of stock.

(4)	Amount represents cash paid for taxes due on restricted stock granted in 2004 when restrictions lapsed in 2006.

  COMPENSATION DISCUSSION AND ANALYSIS

  Philosophy and Objectives

The Company’s compensation program is designed to attract, retain and motivate competent, experienced and ethical executives and employees who will improve the Company’s financial performance and create value for the benefit of the Company and its shareholders. The Company’s compensation program includes competitive base salaries and provides cash and equity-based incentive awards for achievement of Company and individual performance goals. The Company’s incentive compensation policies are designed to align compensation with the Company’s short- and long-term business objectives and performance and to reward executives and employees for improvement in the performance of the Company and for individual achievement with respect to specific individual objectives. Through this compensation system, the Company seeks to align the interests of management and shareholders in building the Company’s business and improving the Company’s financial performance.

  Methodology

The Compensation Committee reviews its overall philosophy and objectives regarding executive compensation with the Board of Directors, senior management and Towers Perrin, its compensation consultant, on an ongoing basis. The Company’s compensation program is designed to serve the philosophy and objectives described above.

In furtherance of the Company’s objectives, the Company’s compensation program for executives consists of the following combination of fixed and variable compensation that gives the Company the flexibility to reward achievement of Company and individual objectives:

•
Base salaries for executives that are reasonably competitive with base salaries paid in the property and casualty insurance and financial services industries for comparable executive positions, taking into consideration each individual’s degree of responsibility and contribution to the achievement of the Company’s objectives.

•
Annual incentive cash bonuses that are awarded to executives based on pre-established, objective performance criteria and that take into account the executive’s individual leadership, strategic management and contribution to the Company’s performance.

•	Long-term equity-based incentives for executives that are based on pre-established objective performance criteria related to the attainment of longer term financial objectives.

The amount, form and terms of the compensation of the Chief Executive Officer are determined by the Compensation Committee. The amount, form and terms of the compensation of the Chief Financial Officer and General Counsel are determined by the Compensation Committee, in consultation with the Chief Executive Officer. Short and long-term incentive plans for all other executives are approved by the Compensation Committee, based on recommendations by the Chief Executive Officer. Base salaries for other executives are determined by the Chief Executive Officer.

The Board of Directors, with the guidance of the Chairman of the Board, conducts an annual evaluation of the Chief Executive Officer’s performance and the Chief Executive Officer conducts annual evaluations of the performance of the Chief Financial Officer and the General Counsel. In determining the amount, form and terms of the compensation of the Chief Executive Officer, the Chief Financial Officer and the General Counsel (the “Executive Officers”), the Compensation Committee considers such evaluations, and, in the case of the Chief Financial Officer and the General Counsel, the recommendations of the Chief Executive Officer. The Compensation Committee considers and determines each compensation component separately and all components collectively in an effort to ensure that the Executive Officers are fairly compensated and challenged to meet pre-defined objectives. The Compensation Committee also strives to compensate Executive Officers on an equitable basis taking into consideration each individual’s degree of responsibility and contribution to the achievement of the Company’s overall objectives.

With respect to other executives, including those named in the Summary Compensation Table, the amount, form and terms of their compensation are determined by the Chief Executive Officer, based upon the recommendations of their immediate supervisors and taking into account factors similar to those described above. The Compensation Committee also generally reviews the Company’s compensation structure for executives through the benchmarking process described below. See “Benchmarking.”

The Company also provides health and welfare benefits to its executives, including medical, dental and life insurance coverage, long-term disability and holidays and vacations, and maintains the PMA Capital Corporation Retirement Savings Plan, the PMA Capital Corporation Retirement Savings Excess Plan and the PMA Capital Corporation and Pennsylvania Manufacturers’ Association Insurance Company Amended and Restated Severance Pay Plan. The Company does not offer any perquisites or personal benefits to the Executive Officers or other executives that have an aggregate value of $10,000 or more.

Eligible executives, including Vincent T. Donnelly, William E. Hitselberger, Robert L. Pratter, Richard DeCoux, John Santulli, III and Henry O. Schramm, II, are entitled to benefits under the PMA Capital Corporation Pension Plan and the PMA Capital Corporation Supplemental Executive Retirement Plan, which were frozen effective December 31, 2005. Mr. DeCoux is also entitled to benefits under the Company’s Deferred Compensation Plan, which was frozen effective December 31, 2005. Messrs. Donnelly, Hitselberger and Pratter are entitled to benefits under the PMA Capital Corporation Executive Management Pension Plan. See “Post-Termination Arrangements” for a description of these plans.

In addition, the Company has entered into employment agreements with the Executive Officers because the Compensation Committee believes that they provide the necessary skills and leadership that are required for the stability and long-term growth of the Company. See “Employment Agreements” for descriptions of these employment agreements.

  Benchmarking

In determining total direct compensation (base salary, annual cash bonus and equity awards) and the balance between the different components of total direct compensation, the Compensation Committee and management, with the assistance of Towers Perrin, reviewed the following sources, which include data regarding the compensation paid by others in the property and casualty industry and the broader financial services industry.

•	Mercer Human Resource Consulting’s 2005 Property & Casualty Insurance Compensation Survey - Corporate & Executive Management Survey;

•	Watson Wyatt Data Services’ 2005/2006 Survey of Management Compensation in the Insurance Industry - Report in Property & Casualty Positions; and

•	Towers Perrin’s 2005 Financial Services Industry Executive Compensation Database.

In addition, data for the following peer companies were considered: Arch Capital Group Ltd., Argonaut Group Inc., Delphi Financial Group Inc., Erie Indemnity Company, Harleysville Group Inc., HCC Insurance Holdings Inc., Infinity Property and Casualty Corp., Ohio Casualty Corp., Old Republic International Corp., Philadelphia Consolidated Holding Corp., Selective Insurance Group Inc., Stewart Information Services Corp., United Fire & Casualty Co., Unitrin Inc. and Zenith National Insurance Corp. (collectively, the “Peer Companies”). The Peer Companies were selected based on their industry profiles and the nature of their operations in relation to the Company. The Compensation Committee, in consultation with its compensation consultant and management, periodically assesses the relevancy of the Peer Companies and makes changes where appropriate. The Company assesses each executive’s aggregate compensation against the mean of the aggregate compensation paid by companies in the property and casualty and financial services industries and the Peer Companies for comparable executive positions to determine the competitiveness of its pay program and whether it fairly compensates executives for achieving pre-established objectives.

  Base Salary

In determining base salaries, the Compensation Committee considers each Executive Officer’s value to the Company, experience in the industry and/or functional expertise and performance with the Company. The Compensation Committee also considers the base salary levels in effect for comparable executive officer positions in the property and casualty and financial services industries and the Peer Companies. With respect to the Chief Financial Officer and the General Counsel, the Compensation Committee also considers the recommendations of the Chief Executive Officer. Base salaries for all other executives are determined by the Chief Executive Officer based on the methods described above. Information regarding the base salaries earned by each of the named executive officers in 2006 is set forth in the Summary Compensation Table and discussed under “Compensation of Named Executive Officers.”

  Incentive Plans

In March 2006, the Compensation Committee approved the 2006 Officer Annual Incentive Compensation Plan, a short-term incentive program for PMA Capital Corporation and The PMA Insurance Group executives, other than the Executive Officers, who have different arrangements specified in their employment agreements. The 2006 Officer Annual Incentive Compensation Plan provided for an aggregate cash incentive award to participants targeted at 15% of the participants’ base salaries based on the Company’s achievement of specific results for the year ended December 31, 2006 in relation to The PMA Insurance Group’s pre-tax operating income, direct premiums written, service revenue written and statutory underwriting expense ratio. The 2006 Officer Annual Incentive Compensation Plan was designed to reward participating executives for Company and individual performance related to those measures. The Company accrues funding for the plan, and creates a “pool” for distribution to participants based on performance related to specified company objectives. Individual awards, which can range from zero to one hundred and fifty percent of the pool percentage award, are determined on the basis of individual performance relative to specific personal objectives.

Pursuant to the terms of their employment agreements, the targets for annual incentive compensation for the Chief Executive Officer, the Chief Financial Officer and the General Counsel for the year ended December 31, 2006 ranged from 45% to 55%, 25% to 30% and 20% to 25% of base salary, respectively, based upon achievement of specific financial results that are consistent with the 2006 Officer Annual Incentive Compensation Plan financial objectives and personal objectives related to their positions. For a description of these objectives, see “Compensation of Named Executive Officers.”

In March 2006, the Compensation Committee also approved the 2006 Officer Long Term Incentive Plan, a long-term incentive plan pursuant to which, if after-tax return on equity for the year ended December 31, 2008 is within a specific range, Class A Common Stock will be awarded in 2009 to PMA Capital Corporation and The PMA Insurance Group executives, other than the Executive Officers. Under the 2006 Officer Long Term Incentive Plan, the target amount for Mr. Santulli was 30% of base salary. Messrs. DeCoux and Schramm will not receive incentive compensation under the 2006 Officer Long Term Incentive Plan for reasons detailed under “Compensation of Named Executive Officers.” The Executive Officers do not participate in the 2006 Officer Long Term Incentive Plan. Pursuant to the terms of their employment agreements, the targets for long-term incentive compensation to be paid in Class A Common Stock in March 2009 to the Chief Executive Officer, the Chief Financial Officer and the General Counsel ranged from 100% to 120%, 65% to 78% and 40% to 48% of base salary, respectively, if after-tax return on equity is within a specific range.

The Compensation Committee believes that three years is an appropriate time period for the long-term incentive compensation incentives described above based upon the nature of the Company’s insurance business and because it is tied to the time period covered by the Company’s strategic planning process. The Compensation Committee also believes that after-tax return on equity is an appropriate metric for long-term equity incentives because it reflects the return on the capital invested in our business.

All of the short and long-term incentive plan objectives contained in the incentive plans require improvements in the Company’s recent operating and net income results. The Compensation Committee believes that these objectives are challenging but achievable.

In February and March 2007, the Compensation Committee approved the 2007 Officer Annual Incentive Compensation Plan and the 2007 Officer Long Term Incentive Plan for the PMA Capital Corporation and The PMA Insurance Group officers and established financial and individual objectives for the annual incentive and long-term incentive arrangements under the employment agreements with the Executive Officers that are consistent with the 2007 Officer Annual Incentive Compensation Plan and the 2007 Officer Long Term Incentive Plan. These plans and arrangements are similar to the 2006 plans and arrangements and provide an opportunity for cash bonuses in March 2008 and stock awards in 2010.

Information regarding cash incentive bonuses and restricted stock paid or awarded to each of the named executives officers in 2006 is set forth in the Summary Compensation Table and the Grant of Plan-Based Awards Table.

Cash Incentive Bonus

In March 2007, the Compensation Committee reviewed and assessed the achievement of the performance objectives set for the Executive Officers, which included Mr. Donnelly’s assessment of the performance of Messrs. Hitselberger and Pratter, and Mr. Donnelly reviewed and assessed the achievement of the performance objectives set for Mr. Santulli. A determination was made as to what portion of the objectives had been achieved by each of them. As discussed below, due to his role exclusively in the Company’s Run-off Operations, Mr. DeCoux’s incentive compensation was defined separately from the 2006 Officer Annual Incentive Compensation Plan. The incentive cash bonuses paid to each of Messrs. Donnelly, Hitselberger, Pratter, DeCoux and Santulli are set forth in the Summary Compensation Table and described under “Compensation of Named Executive Officers.” Mr. Schramm did not receive any incentive compensation because he resigned in August 2006.

Cash bonuses attributable to 2005 performance were paid in March 2006, pursuant to the 2005 Executive Incentive Compensation Plan and employment agreements with the Executive Officers.

Equity Awards

The Compensation Committee administers the Company’s equity incentive plans. As previously stated, no equity awards will be made in connection with the 2006 Officer Long Term Incentive Plan until 2009. Pursuant to the 2005 Executive Incentive Compensation Plan, stock options were granted in March 2005 that vested 50% on March 15, 2006 and 50% on March 15, 2007 and restricted stock awards attributable to 2005 performance were made in March 2006 and vested on March 15, 2007.

The Compensation Committee believes that executives should own stock of the Company to align their interests with those of the Company’s shareholders. Grants of stock, stock options and/or restricted stock provide this opportunity and also add an additional long-term incentive to executives and other key employees to further the Company’s growth, development and financial success. The Compensation Committee has a policy of considering on an annual basis the extent to which grants under the Company’s equity incentive plans should be a component of the incentive compensation of the Company’s executives. For 2006, the Compensation Committee decided not to issue stock options as part of its incentive programs, based upon its judgment that a combination of cash and stock awards was a more effective approach to achieve the purposes of the 2006 incentive plans.

All equity awards must be made pursuant to and consistent with the terms of a shareholder approved equity plan. The Compensation Committee has the exclusive authority to grant awards to Section 16 Reporting Persons (“Reporting Persons”) and may also grant awards to others. Such grants for Executive Officers other than the Chief Executive Officer are based on recommendations by the Chief Executive Officer, in accordance with the provisions of the individual employment agreements. In no event may the date of grant of an award by the Compensation Committee be prior to the date of the Compensation Committee’s approval. The date of grant for persons eligible to receive an “annual award” as determined by the Compensation Committee is March 15th (or, if March 15th is not a business day, the business day immediately preceding March 15th).

At the time of the award, the Compensation Committee establishes the material terms of the award, including, but not limited to: the number of shares subject to the award; the vesting schedule of the award, if any; in the case of an option grant, whether the award is intended to qualify as an Incentive Stock Option; and in the case of an option grant, the exercise price of the award (collectively, the “Material Award Terms”).

The Compensation Committee may also approve a number, or pool, of shares that the Chief Executive Officer has the authority to grant to non-Reporting Persons. The Chief Executive Officer shall clearly indicate the date on which an award is being granted. In no event may the date of grant of an award by the Chief Executive Officer be prior to the date of the Chief Executive Officer’s approval and transmittal of written notice of the grant to the Chief Financial Officer and the General Counsel. The Material Award Terms are determined at the time the award is made.

In the event of a grant of an award to a new hire, the grant date shall not be earlier than the employment commencement date. In the event of a grant of an award pursuant to the renewal of a contract, the grant date shall be the later of the effective date of the renewal or the date of the signing of the contract by both parties. In the event of a grant of an award pursuant to a promotion, the date of the grant shall be the later of the date the employee is notified of the promotion or the effective date of the promotion.

In making grants, the Compensation Committee considers the number of shares of Class A Common Stock available for grant under the Company’s equity incentive plans and the aggregate amount of options and awards previously granted to each of the executives. In evaluating the amount and vesting schedule of equity awards to the executives, the Compensation Committee also considers the need to provide long-term compensation opportunities to such executives.

  Stock Ownership Guidelines

Beginning in 2006, employees at or above the Senior Vice President level became subject to stock retention and ownership requirements. Under these requirements each such executive must retain 50% of any equity award received pursuant to the 2006 Long Term Officer Incentive Plan in 2009, and subsequent incentive plans in later years, including but not limited to awards of stock options and restricted stock, until his or her equity in the Company is equal to his or her base salary. It is expected that each covered executive will meet the stock ownership level by no later than March 15, 2014. Compliance with the requirements will be measured on January 1 of each year, using the executive’s base salary and holdings on that day and the closing stock price on the previous business day. All stock, stock options, restricted stock and other equity held by an executive, including stock held in thrift/savings plan accounts such as the Company’s 401(k) plan, are included in determining compliance with the stock ownership requirement. Stock options are valued based on the difference between the exercise price of the option and the closing stock price on the business day prior to the measurement date. If the exercise price is higher than the closing stock price, the value of the option will be zero. Messrs. Donnelly, Hitselberger and Pratter must also obtain approval of the Nominating and Corporate Governance Committee of the Board of Directors prior to disposing of any shares of Company stock. Failure to comply with the stock retention and ownership guidelines will result in all future incentive compensation that the executive earns being paid in stock until the requirements are met.

In addition, under the Company’s Insider Trading Policy, no director, officer or employee may engage in speculation in or hedge any security issued by the Company or any of its subsidiaries or affiliates or any security that derives its value from the value of a security issued by the Company or any of its subsidiaries or affiliates. Writing or trading any option, put or call on, or selling “short” such securities is deemed speculative and is prohibited.

  Compensation of Named Executive Officers

Vincent T. Donnelly - President & Chief Executive Officer

In evaluating Mr. Donnelly’s base salary for 2006, the Compensation Committee considered a variety of factors, including his long-term contributions to the Company, his strategic leadership, his relationships with the Company’s customers and distribution force and his stature in the insurance industry. The Compensation Committee also reviewed the survey data described above on base salaries in the property and casualty industry, the broader financial services industry and the Peer Companies for chief executive officers and the percentage relationship between base salary and short- and long-term incentive compensation. Based upon all of these factors, the Compensation Committee determined that Mr. Donnelly’s 2006 annual base salary should be $690,000.

In evaluating Mr. Donnelly’s non-equity incentive compensation for the year ended December 31, 2006, the Compensation Committee reviewed the performance goals set in March 2006, which included the attainment of a combination of certain quantitative financial measures, including with respect to the pre-tax operating income of the Company and The PMA Insurance Group and revenues, and other specified objectives. Based upon Mr. Donnelly’s performance with respect to these performance goals, the Compensation Committee awarded him a cash bonus of $313,605 or 45% of base salary. Based on the survey data described above, the Company believes that total cash compensation paid to Mr. Donnelly for 2006 did not exceed the mean amount paid to chief executive officers by the Peer Companies.

William E. Hitselberger - Executive Vice President & Chief Financial Officer

In evaluating Mr. Hitselberger’s base salary for 2006, the Compensation Committee, in consultation with the Chief Executive Officer, considered a variety of factors, including his skills, experience and leadership as a Chief Financial Officer and his performance in overseeing the Run-off Operations. The Compensation Committee and the Chief Executive Officer also reviewed the survey data described above on base salaries in the property and casualty industry, the broader financial services industry and the Peer Companies for chief financial officers and second highest paid executives and the percentage relationship between base salary and short- and long-term incentive compensation. Based upon all of these factors, the Compensation Committee determined that Mr. Hitselberger’s 2006 annual base salary should be $425,000.

In evaluating Mr. Hitselberger’s non-equity incentive compensation for the year ended December 31, 2006, the Compensation Committee reviewed the performance goals set in March 2006, which included the attainment of a combination of certain quantitative financial measures, including with respect to the Company’s pre-tax operating income, the risk-based capital of the Run-Off Operations, the redemption/retirement of the Company’s convertible debt, as well as the attainment of specified individual performance objectives, including enterprise risk management and investor relations. Based upon Mr. Hitselberger’s performance with respect to these performance goals, the Compensation Committee awarded him a cash bonus of $116,875, or 28% of base salary. Based on the survey data described above, the Company believes that total cash compensation paid to Mr. Hitselberger for 2006 did not exceed the mean amount paid to chief financial officers and second highest paid executives by the Peer Companies.

Robert L. Pratter - Senior Vice President & General Counsel

In evaluating Mr. Pratter’s base salary for 2006, the Compensation Committee, in consultation with the Chief Executive Officer, considered a variety of factors, including his skills, experience and leadership as a General Counsel and chief legal officer and his knowledge of the Company’s legal matters. The Compensation Committee and the Chief Executive Officer also reviewed the survey data described above on base salaries in the property and casualty industry, the broader financial services industry and the Peer Companies for general counsels and the percentage relationship between base salary and short- and long-term incentive compensation. Based upon all of these factors, the Compensation Committee determined that Mr. Pratter’s 2006 annual base salary should be $400,000.

In evaluating Mr. Pratter’s non-equity incentive compensation for the year ended December 31, 2006, the Compensation Committee reviewed the performance goals set in March 2006, which included the attainment of a certain level of pre-tax operating income by the Company and specified individual performance objectives, including with respect to litigation management, corporate ethics employee training and board governance. Based upon Mr. Pratter’s performance with respect to these performance goals, the Compensation Committee awarded him a cash bonus of $83,200, or 21% of base salary. Based on the survey data described above, the Company believes that total cash compensation paid to Mr. Pratter for 2006 did not exceed the mean amount paid to chief legal executives by the Peer Companies.

Richard DeCoux - Senior Vice President, Claims, PMA Reinsurance

In evaluating Mr. DeCoux’s base salary for 2006, management considered a variety of factors, including the effectiveness of claims and personnel management in PMA Re and the attainment of specified individual performance objectives. Management also reviewed the survey data in the property and casualty and financial services industries on base salaries for executives in similar positions. Based upon these factors, management decided that Mr. DeCoux’s annual base salary should be $231,100.

Until his retirement effective January 31, 2007, Mr. DeCoux was the claims executive for the run-off of the Company’s reinsurance operations. Accordingly, his compensation was designed to encourage him to remain in his position through selected phases of the run-off. In 2006, Mr. DeCoux received cash retention bonuses totaling $102,573 based on his continued employment through milestone dates and reduction of claims-related exposure.

Based on the survey data described above, the Company believes that the base salary compensation paid to Mr. DeCoux for 2006 did not exceed the mean amount paid to executives in similar positions in the property and casualty and financial services industries. The aggregate compensation paid to Mr. DeCoux for 2006 reflects the unique nature of his role in a run-off operation, and is not specifically tied to the mean total compensation paid to executives in similar positions.

John Santulli, III - Senior Vice President, Marketing and Field Operations

In evaluating Mr. Santulli’s base salary for 2006, management considered a variety of factors, including his leadership role in marketing the Company’s insurance business, maintaining relationships with the Company’s distribution network, retention of customers and new business development. Management also reviewed the base salaries in the property and casualty and financial services industries for executives in similar positions and the percentage relationship between base salary and short- and long-term incentive compensation. Based upon all of these factors, management decided that Mr. Santulli’s annual base salary should be $260,000.

In evaluating the incentive cash bonus paid to Mr. Santulli for the year ended December 31, 2006, the Chief Executive Officer reviewed the performance goals set in March 2006, which included among other things, the attainment of certain pre-tax operating income by The PMA Insurance Group, direct premiums written, service revenue written and statutory underwriting expense ratio, as well as the attainment of specified individual performance objectives. Based upon Mr. Santulli’s performance in light of these performance goals, management awarded him a cash bonus of $33,000 or 13% of base salary. Based on the survey data described above, the Company believes that the aggregate compensation paid to Mr. Santulli for 2006 did not exceed the mean amount paid to executives in similar positions in the property and casualty and financial services industries.

Henry O. Schramm, II - Senior Vice President & Chief Underwriting Officer

In evaluating Mr. Schramm’s base salary for 2006, management considered a variety of factors, including his skills, experience and leadership as the chief underwriter of The PMA Insurance Group, new product development and risk control initiatives. Management also reviewed the base salaries in the property and casualty and financial services industries for executives in similar positions and the percentage relationship between base salary and short- and long-term incentive compensation. Based upon all of these factors, management decided that Mr. Schramm’s annual base salary should be $288,000. Mr. Schramm resigned from the Company effective August 10, 2006. In connection with his resignation, Mr. Schramm received certain severance payments totaling $143,999 and other benefits.

  Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation of over $1 million paid to a company’s chief executive officer and the four most highly compensated executives other than the chief executive officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. We have and currently intend to structure incentive compensation to executives who may be subject to Section 162(m) in a manner that satisfies those requirements.

However, because of uncertainties as to the application and interpretation of Section 162(m) and its regulations, no assurance can be given that compensation intended to qualify as performance-based under Section 162(m) will actually do so. Further, we reserve the authority to award non-deductible compensation in certain circumstances that we deem appropriate.

Section 409A, which was added to the Code effective January 1, 2005, imposes restrictions on nonqualified deferred compensation plans. Although the Treasury Department has not issued final regulations interpreting Section 409A, which it is expected to release during 2007, we believe that we are in compliance with the statutory provisions. The Company’s nonqualified deferred compensation plans are described in more detail below.

On January 1, 2006, the Company began accounting for all share-based payments to employees, including stock options and restricted stock awards, in accordance with the requirements of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123R”).

  Post-Termination Arrangements

The Company provides the post-termination benefits described below as part of its overall compensation program. In general, for retirement programs, the Company decided to move from defined benefit plans to defined contribution plans as of January 1, 2006 and all retirement plans were amended accordingly as of that date.

PMA Capital Corporation Pension Plan

The PMA Capital Corporation Pension Plan is a qualified defined benefit pension plan. This Plan was frozen as of December 31, 2005. Therefore, no future benefits are earned under the Plan after that date. The benefits earned prior to January 1, 2006 are protected in accordance with applicable laws and regulations. The accrued benefit under this plan is an integrated career pay formula. In general, for each year of service prior to January 1, 2006, the participant earned 1.5% of Compensation plus 0.3% of Compensation in excess of Social Security Covered Compensation. Benefits vest after 5 years. Benefits are paid at retirement as an annuity. Participants can retire with a subsidized reduced early retirement benefit at age 55 with 10 years of service or with an unreduced benefit at age 62 with 10 years of service or at normal retirement, age 65.

PMA Capital Corporation Supplemental Executive Retirement Plan

The PMA Capital Corporation Supplemental Executive Retirement Plan is a nonqualified defined benefit plan that mirrors the PMA Capital Corporation Pension Plan. It is designed to replace the benefits that could not be provided under the Qualified Pension Plan due to IRS limitations on compensation and benefits and due to elective deferrals under the PMA Capital Corporation Deferred Compensation Plan or PMA Capital Corporation 401(k) Excess Plan. This Plan was frozen as of December 31, 2005. Therefore, no future accruals are earned under the Plan after that date. All plan provisions, including benefit formulas, retirement eligibilities and optional forms of benefit, are identical to the Qualified Pension Plan.

PMA Capital Corporation Executive Management Pension Plan (“EMPP”)

The EMPP is a nonqualified retirement arrangement that was designed to provide additional accruals to mid-career hires who will not have 25 years of service by age 60. There are no new participants in this plan after December 31, 2005. As of January 1, 2006, future accruals will be earned in an account-based defined contribution plan instead of the original defined benefit EMPP. Benefits earned on and after January 1, 2006 are based on the same contribution percentages as the Retirement Contribution component of the qualified PMA Capital Corporation Retirement Savings Plan (including contribution percentages for grandfathered employees) and the pay rate at the executive’s date of hire. Benefits earned prior to January 1, 2006 are based on the same formula as the PMA Capital Corporation Pension Plan and the pay rate at the executive’s date of hire. Since the plan is designed to provide extra accruals for mid-career hires, once the sum of the service under the qualified PMA Capital Corporation Pension Plan and the qualified PMA Capital Corporation Retirement Savings Plan and the EMPP exceeds 25 years, EMPP accruals are reduced. The executive’s benefit under the EMPP is eliminated once the executive has 25 years of service from date of hire. The plan is not funded. Executives can direct the investments options for the contribution credits earned on or after January 1, 2006. The executive is vested in the EMPP benefit upon attainment of age 55 with 10 years of service or with an unreduced benefit at age 62 with 10 years of service or at normal retirement, age 65.

PMA Capital Corporation Retirement Savings Plan (“RSP”)

The RSP is a qualified defined contribution plan that has two key components: (a) a 401(k) savings component with an employer match and (b) an automatic employer contribution component. The 401(k) savings component allows employees to defer compensation on a pre-tax basis. The Company provides a matching contribution of 100% up to the first 5% of compensation contributed by the employee. The automatic employer contribution component provides a Company contribution regardless of whether the employee elects to contribute his or her own money. This component was effective January 1, 2006 upon the changes to the defined benefit pension plans. In general, the Company contribution is a percentage of pay based on the employee’s age each year (2% for employees under 30, 3% for employees age 30-44, 4% for employees age 45-54 and 5% for employees age 55+). However, all employees who were at least age 50 with 5 or more years of service as of December 31, 2005 were designated as grandfathered employees. Grandfathered employees receive a higher Company contribution to help replace some of the benefit lost at the time of the pension plan freeze. The Company contributions are also based on the grandfathered employee’s age each year (6% for ages 50-54, 8% for ages 55-59 and 10% for ages 60 or older). Employees must complete one year of service to be eligible to participate in the RSP. For years prior to and including 2006, Company contributions vested after 5 years. For years after 2006, a five-year graduated vesting schedule is in place.

PMA Capital Corporation Retirement Savings Excess Plan (“RSEP”)

The RSEP is a nonqualified defined contribution plan with contribution formulas that mirror the RSP. Just like the RSP, which is a qualified plan, the RSEP consists of two components - the 401(k) Excess Savings account and the Excess Retirement Contribution account. The RSEP is designed to replace benefits that cannot be provided in the qualified RSP primarily due to: IRS limitations on pay that can be recognized in a qualified plan (i.e., $220,000 for 2006); and IRS limitations on pre-tax elective deferrals to a qualified 401(k) plan (i.e., $15,000 for 2006). In general, the key provisions of the RSEP are identical to the key provisions of the qualified RSP except that Company 401(k) contribution credits are immediately vested.

PMA Capital Corporation Deferred Compensation Plan

The PMA Capital Corporation Deferred Compensation Plan was terminated in 2005. All deferred compensation balances that still existed upon the plan’s termination will be paid out to the respective officers prior to the end of 2008.

PMA Capital Corporation and Pennsylvania Manufacturers’ Association Insurance Company Amended and Restated Severance Pay Plan (“Severance Plan”)

The Severance Plan provides for the payment of severance benefits to certain employees whose employment is terminated without cause. Under the Severance Plan, executives would receive a single lump-sum payment equal to two weeks of base salary for each full year of service, with a minimum of four weeks of pay and a maximum of 26 weeks of pay, and any unvested portion of their PMA Capital Corporation Retirement Savings Plan account, less appropriate taxes. In addition, if an executive is eligible for and elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company would subsidize COBRA premiums for two weeks for each full year of service, with a minimum of four weeks and a maximum of 26 weeks. The Severance Plan is in lieu of and not in addition to other severance arrangements an executive may have with the Company. Receipt of benefits under the Severance Plan is subject to the execution and delivery by the executive of an Agreement and Release.

In addition, the Company has entered into employment agreements with certain of its executive officers which provide severance benefits. See “Employment Agreements” for a discussion of these agreements.

The Compensation Committee evaluates the post-service arrangements and benefits of the executives and their reasonableness in light of practices at comparable companies and any benefits received by the Company in connection with such arrangements.

  2006 SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer, the three most highly compensated executive officers of the Company and its principal subsidiaries, other than the Chief Executive Officer and the Chief Financial Officer, and our former Chief Underwriter (collectively, the “named executive officers”), in 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)

Vincent T. Donnelly	2006	685,077	-	333,897	208,471	313,605	-(5)	80,927	1,621,977
President and Chief Executive Officer

William Hitselberger	2006	425,000	-	194,194	80,350	116,875	7,820 (6)	32,400	856,639
Executive Vice President and Chief Financial Officer

Robert L. Pratter	2006	395,077	-	116,780	60,086	83,200	73,780 (7)	62,912	791,835
Senior Vice President, General Counsel and Secretary

Richard DeCoux	2006	229,718	102,573	-	14,471	-	16,648 (8)	153,762	517,172
Senior Vice President of Claims, PMA Reinsurance

John Santulli, III	2006	260,000	-	30,134	16,484	33,000	6,304 (9)	28,713	374,635
Senior Vice President Marketing and Field Operations, The PMA Insurance Group

Henry O. Schramm, II	2006	192,000	-	-	5,439	-	7,947 (10)	174,064	379,450
Senior Vice President and Chief Underwriting Officer, The PMA Insurance Group

(1)
The amounts reported for Stock Awards reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R and include amounts from restricted stock awards granted in 2004 and 2006 and estimated amounts related to the 2006 Officer Long Term Incentive Plan. Estimated Officer Long Term Incentive Plan amounts included were as follows: Mr. Donnelly, $138,000; Mr. Hitselberger, $55,250; Mr. Pratter, $32,000; and Mr. Santulli, $15,600. Additional information regarding restricted stock awards and the 2006 Officer Long Term Incentive Plan is included in Note 9 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)
The amounts reported for Option Awards reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R and include amounts from awards granted in 2002, 2003, 2004 and 2005. Assumptions used in these calculations for awards granted in 2002 and 2003 are included in Note 9 to the Company's audited financial statements for the fiscal year ended December 31, 2004, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Assumptions used in these calculations for awards granted in 2004 and 2005 are included in Note 9 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)	Represents actual payments to named executive officers made in March 2007 under employment agreements and PMA's 2006 Officer Annual Incentive Compensation Plan.

(4)	The following table sets forth the elements of All Other Compensation.

Name	Year	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($) (a)	Severance Payments / Accruals ($)		Vacation Paid ($)	Total ($)
Vincent T. Donnelly	2006	4,713	76,214	-		-	80,927

William E. Hitselberger	2006	4,400	28,000	-		-	32,400

Robert L. Pratter	2006	3,651	59,261	-		-	62,912

Richard DeCoux	2006	-	29,377	124,385	(b)	-	153,762

John Santulli, III	2006	-	28,713	-		-	28,713

Henry O. Schramm, II	2006	-	18,803	143,999		11,262	174,064

(a)	Includes contributions to both non-qualified retirement and savings plans (included in the Non-Qualified Deferred Compensation Table) and contributions to qualified retirement and savings plans.
(b)	Paid in 2007

(5)
The actuarial valuation of Mr. Donnelly's pension decreased by $4,720 during 2006, which was excluded from this calculation; his nonqualified defined compensation earnings were $18,663 over the period.

(6)	The actuarial valuation of Mr. Hitselberger's pension increased by $7,820 during 2006; his nonqualified deferred compensation earnings were $17,122 over the period.

(7)	The actuarial valuation of Mr. Pratter's pension increased by $73,780 during 2006; his nonqualified deferred compensation earnings were $21,540 over the period.

(8)	The actuarial valuation of Mr. DeCoux's pension increased by $16,648 during 2006; his nonqualified deferred compensation earnings were $3,591 over the period.

(9)	The actuarial valuation of Mr. Santulli's pension increased by $6,304 during 2006; his nonqualified deferred compensation earnings were $10,065 over the period.

(10)	The actuarial valuation of Mr. Schramm's pension increased by $7,947 during 2006; his nonqualified deferred compensation earnings were $1,601 over the period.

2006 GRANT OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information regarding grants of awards to named executive officers in 2006 under any plan pursuant to which cash, securities or any other property may be received.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	and Option Awards ($) (3)
Vincent T. Donnelly	3/15/2006	3/9/2006	155,250	310,500	379,500	345,000	690,000	828,000	21,757	356,875

William E. Hitselberger	3/15/2006	3/9/2006	53,125	106,250	127,500	138,125	276,250	331,500	16,477	221,009

Robert L. Pratter	3/15/2006	3/9/2006	40,000	80,000	100,000	80,000	160,000	192,000	10,073	133,334

Richard DeCoux			-	-	-	-	-	-	-	-

John Santulli, III	3/15/2006	3/9/2006	9,750	39,000	46,800	39,000	78,000	93,600	1,812	33,829

Henry O. Schramm, II	3/15/2006	3/9/2006	-	-	-	-	-	-	2,014	20,261

(1)
The Estimated Future Payouts shown represent threshold, target and maximum payout potentials. The actual payouts were made in March 2007 and appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
In March 2006, the Compensation Committee of the Board of Directors granted long-term incentive compensation awards payable in the event the Company achieves a certain return-on-equity ("ROE") goal in 2008. The Estimated Future Payouts shown represent threshold, target and maximum payout potentials. In the event the Company meets or exceeds the performance criteria, Class A Common Stock will be awarded. These long-term awards are not guaranteed; no payments will be made unless the predetermined measures are achieved at the end of the three year measurement period. The actual number of shares of Class A Common Stock will be determined by dividing the payout by the average of the high and low sales prices of the Company's Class A Common Stock on the date of the grant.

(3)
The amounts reported for Grant Date Fair Value of Stock and Option Awards reflect the dollar amount calculated in accordance with FAS 123R for restricted stock granted in 2006 and estimated amounts related to the 2006 Officer Long Term Incentive Plan. Estimated Officer Long Term Incentive Plan amounts included were as follows: Mr. Donnelly, $138,000; Mr. Hitselberger, $55,250; Mr. Pratter, $32,000; and Mr. Santulli, $15,600. Additional information regarding restricted stock awards and the 2006 Officer Long Term Incentive Plan is included in Note 9 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

For a description of the material terms of employment and separation agreements with the named executive officers, see “Employment Agreements” and “Separation Agreements.” For a description of the terms of the awards reported in the 2006 Grant of Plan-Based Awards Table, see “Compensation Discussion and Analysis - Incentive Plans.” For an explanation of the amount of salary and bonus in proportion to total compensation, see “Compensation Discussion and Analysis.”

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth certain information regarding unexercised options, stock that has not vested, and equity incentive plan awards for the named executive officers outstanding as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Vincent T. Donnelly	20,000				17.00	2/4/2008
	20,000				19.50	2/3/2009
	25,000				21.50	2/2/2010
	25,000				20.00	2/7/2011
	25,000				19.50	2/6/2012
	44,220	22,780	(1)		9.14	5/28/2013
	405,350				7.02	5/6/2014
	30,454	30,455	(2)		7.87	3/15/2015
							21,757	(2)	200,600	345,000

William E. Hitselberger	6,000				17.00	2/4/2008
	6,000				19.50	2/3/2009
	6,000				21.50	2/2/2010
	7,000				18.00	2/7/2011
	5,000				19.50	2/6/2012
	20,000				19.50	6/13/2012
	15,576	8,024	(1)		9.14	5/28/2013
	128,500				7.02	5/6/2014
	12,419	12,419	(2)		7.87	3/15/2015
							16,477	(2)	151,918	138,125

Robert L. Pratter	10,000				20.44	6/23/2009
	25,000				21.50	2/2/2010
	12,500				20.00	2/7/2011
	25,000				19.50	2/6/2012
	16,500	8,500	(1)		9.14	5/28/2013
	75,750				7.02	5/6/2014
	9,870	9,870	(2)		7.87	3/15/2015
							10,073	(2)	92,873	80,000

Richard Decoux	5,163				17.00	9/3/2007
	6,500				17.00	2/4/2008
	6,500				19.50	2/3/2009
	6,500				21.50	2/2/2010
	3,000				18.00	2/7/2011
	5,000				19.50	2/6/2012
	1,650	1,700	(3)		9.14	5/28/2013
		4,293	(3)		7.87	3/15/2015

John Santulli, III	5,625				17.00	9/3/2007
	11,000				17.00	2/4/2008
	11,000				19.50	2/3/2009
	10,000				21.50	2/2/2010
	10,000				18.00	2/7/2011
	5,000				19.50	2/6/2012
	2,888				5.78	3/10/2014
	6,311	6,312	(2)		7.87	3/15/2015
							1,812	(2)	16,707	39,000
Henry O. Schramm, II

(1)	Vest on May 28, 2007.
(2)	Vested on March 15, 2007.
(3)	Cancelled on January 31, 2007.

(4)
In March 2006, the Compensation Committee of the Board of Directors granted long-term incentive compensation awards payable in the event the Company achieves a certain return-on-equity ("ROE") goal in 2008. The Estimated Future Payouts shown represent the threshold payout potentials under the Plan. In the event the Company meets or exceeds the performance criteria, Class A Common Stock will be awarded. These long-term awards are not guaranteed; no payments will be made unless the predetermined measures are achieved at the end of the three year measurement period. The actual number of shares of Class A Common Stock will be determined by dividing the payout by the average of the high and low sales prices of the Company's Class A Common Stock on the date of the grant.

  2006 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information regarding exercise of stock options, SARs and similar instruments, vesting of stock, including restricted stock, restricted stock units and similar instruments, during 2006 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent T. Donnelly	-	-	27,900	280,674

William E. Hitselberger	-	-	8,850	89,031

Robert L. Pratter	-	-	5,200	52,312

Richard DeCoux	12,082	32,150	-	-

John Santulli, III	3,000	13,033	-	-

Henry O. Schramm, II	27,000	95,481	-	-

 2006 PENSION BENEFITS TABLE

The following table sets forth certain information regarding plans that provide for payments or other benefits at, following or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Vincent T. Donnelly	PMA Capital Corp Pension Plan PMA Capital Corp Supplemental Executive Retirement Plan PMA Capital Corp Executive Management Pension Plan	14 14 11	282,416 362,800 214,215	- - -

William E. Hitselberger	PMA Capital Corp Pension Plan PMA Capital Corp Supplemental Executive Retirement Plan PMA Capital Corp Executive Management Pension Plan	10 10 11	147,404 60,067 125,373	- - -

Robert L. Pratter	PMA Capital Corp Pension Plan PMA Capital Corp Supplemental Executive Retirement Plan PMA Capital Corp Executive Management Pension Plan	7 7 8	257,735 214,538 494,183	- - -

Richard DeCoux	PMA Capital Corp Pension Plan PMA Capital Corp Supplemental Executive Retirement Plan	20 20	497,061 63,091	- -

John Santulli, III	PMA Capital Corp Pension Plan PMA Capital Corp Supplemental Executive Retirement Plan	24 24	402,010 35,476	- -

Henry O. Schramm, II	PMA Capital Corp Pension Plan PMA Capital Corp Supplemental Executive Retirement Plan	8 8	181,217 72,785	- -

(1)
As of December 31, 2006, the number of years of credited service for the PMA Capital Corporation Pension Plan and the PMA Capital Corporation Supplemental Executive Retirement Plan is one year less than the actual number of years of service with the Company, since future benefit accruals for both of these plans were eliminated as of December 31, 2005. The number of years of credited service under the PMA Capital Corporation Executive Management Pension Plan for participants with less than 12.5 years of service with the Company equals years of service with the Company, for all other participants it equals 25 minus years of service with the company.

(2)
The assumptions used to calculate Present Value of Accumulated Benefits for the Pension Benefits Table were: Discount rate - 6.0%; Retirement age - 62; termination and disability rates - none; form of payment - single life annuity. See “Compensation Discussion and Analysis" for additional information regarding the provisions of each plan.

For a description of the PMA Capital Corporation Pension Plan, the PMA Capital Corporation Supplemental Executive Retirement Plan and the PMA Capital Corporation Executive Management Pension Plan and their purposes, see “Compensation Discussion and Analysis - Post-Termination Arrangements.” Mr. DeCoux was eligible for early retirement under the plans in which he participated.

2006 NONQUALIFIED DEFINED CONTRIBUTION AND
OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE

The following table sets forth certain information regarding defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (2)
Vincent T. Donnelly	14,254	52,014	18,663	-	219,077

William E. Hitselberger	-	8,200	17,122	-	132,328

Robert L. Pratter	-	26,261	21,540	-	171,586

Richard DeCoux	-	777	3,591	-	35,370

John Santulli, III	1,889	4,513	10,065	-	83,502

Henry O. Schramm, II	-	-	1,601	-	36,771

(1)
Registrant contributions are included in the All Other Compensation Table as part of amounts shown in "Company Contributions to Retirement and 401(k) Plans", which include contributions to both qualified and non-qualified plans and are included in "All Other Compensation" in the Summary Compensation Table.

(2)	Registrant contributions prior to 2006 were as follows: Mr. Donnelly, $56,146; Mr. Hitselberger, $26,080; Mr. Pratter, $59,921; Mr. DeCoux, $9,569; Mr. Santulli, $21,509; and Mr. Schramm, $23,116.

For a description of the PMA Capital Corporation Retirement Savings Plan, the PMA Capital Corporation Retirement Savings Excess Plan and the PMA Capital Corporation Deferred Compensation Plan, see “Compensation Discussion and Analysis - Post-Termination Arrangements.” Earnings are based on market performance of investments selected by participants.

  2006 POTENTIAL TERMINATION/CHANGE IN CONTROL PAYMENTS

The following table sets forth certain information regarding payments and benefits that would be provided to the named executive officers at, following or in connection with the identified termination events, assuming, in each case, that the event occurred on December 29, 2006.

		Before Change in Control		After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason ($)		Termination w/o Cause or for Good Reason ($)		Voluntary Termination	Death ($)	Disability ($)	Change in Control
Vincent T. Donnelly	Cash Severance	1,380,000		2,070,000		-	-	-	-
	Cash Bonus Payment	621,000		931,500		-	-	-	-
	Long Term Incentives	230,000	(1)	230,000	(1)	-	-	-	-
	Health and Welfare Continuation	13,513		20,270		-	-	-	-
	Defined Contribution Continuation	170,225		263,175		-	170,225	170,225	-
	Defined Benefit SERP	-		218,653	(2)	-	-	-	-
	Equity Based Awards	-		243,536		-	-	-	-
	Excise Taxes	-		696,755		-	-	-	-
	Total	2,414,738		4,673,889		-	170,225	170,225	-

William E. Hitselberger	Cash Severance	637,500		850,000		-	-	-	-
	Cash Bonus Payment	159,375		212,500		-	-	-	-
	Long Term Incentives	92,083	(1)	92,083	(1)	-	-	-	-
	Health and Welfare Continuation	15,688		20,918		-	-	-	-
	Defined Contribution Continuation	50,700		67,600		-	50,700	50,700	-
	Defined Benefit SERP	-		121,653	(2)	-	-	-	-
	Equity Based Awards	-		169,326		-	-	-	-
	Excise Taxes	-		245,092		-	-	-	-
	Total	955,346		1,779,172		-	50,700	50,700	-

Robert L. Pratter	Cash Severance	400,000		400,000		-	-	-	-
	Cash Bonus Payment	80,000		80,000		-	-	-	-
	Long Term Incentives	53,333	(1)	53,333	(1)	-	-	-	-
	Health and Welfare Continuation	11,175		11,175		-	-	-	-
	Defined Contribution Continuation	94,261		94,261		-	94,261	94,261	-
	Defined Benefit SERP	-		458,821	(2)	-	-	-	-
	Equity Based Awards	-		106,878		-	-	-	-
	Excise Taxes	-		-		-	-	-	-
	Total	638,769		1,204,468		-	94,261	94,261	-

(1)Reflects one-third of targeted long-term incentive plan payout in accordance with the terms of the employment agreements with these executive officers, which provide that a pro rata portion of the targeted payout is payable where the executive officer is eligible to receive severance benefits. However, these long-term awards are not guaranteed; no payments will be made unless the predetermined measures are achieved at the end of the three year measurement period.

(2)Represents vesting of Executive Management Pension Plan benefits as discussed in “Compensation Discussion and Analysis.”

  EMPLOYMENT AGREEMENTS

Effective on March 15, 2006, we entered into amended and restated employment agreements with Vincent T. Donnelly, President and Chief Executive Officer, William E. Hitselberger, Executive Vice President and Chief Financial Officer and Robert L. Pratter, Senior Vice President and General Counsel. Each of the amended and restated employment agreements with Messrs. Donnelly and Hitselberger provides for a three-year term and the amended and restated employment agreement with Mr. Pratter provides for a two-year term. Each agreement provides that should the Company and the executive desire to extend his agreement at the end of the term, the Company and the executive will negotiate in good faith any such extension.

Vincent T. Donnelly

Under the terms of Mr. Donnelly’s employment agreement, we have agreed to pay Mr. Donnelly a base salary of not less than $690,000 per year for the first 18 months of the agreement and a base salary of not less than $715,000 per year for the second 18 months of the agreement. Under the terms of the agreement, Mr. Donnelly is eligible for an annual incentive award for 2006, 2007 and 2008 based upon achievement of certain goals and performance criteria set by the Compensation Committee, payable in cash and/or equity. For 2006 the targeted amount of such annual incentive award is 45% to 55% of Mr. Donnelly’s current base salary. Mr. Donnelly is also eligible for a long-term incentive award under our 2002 Equity Incentive Plan (or any successor plan) that will be targeted at 100% to 120% of $690,000 for achieving certain pre-defined operating objectives of the Company for the year ending December 31, 2008. Such award, if earned, will be paid in shares of Class A Common Stock valued on the date of issuance. Pursuant to the agreement, any long-term incentive compensation award for the years ending December 31, 2009 and 2010 will be established by the Compensation Committee of the Board of Directors.

Mr. Donnelly’s employment agreement also provides that if he is terminated without cause, resigns for “good reason,” or does not continue his employment beyond the term of his respective employment agreement (including by reason of his decision not to renew or extend his employment) we will pay him severance equal to the cash portion of any annual incentive bonus, provided the performance criteria have been met, in the year in which termination occurs. Additionally, in such circumstance we will pay Mr. Donnelly 24 months of severance pay at his then existing base salary plus the amount of his minimum targeted incentive compensation for the year in which his employment terminates. In the event Mr. Donnelly voluntarily resigns between 11 and 13 months following a Change in Control (or is terminated for other than “cause” within 12 months of a Change in Control), we have agreed to pay Mr. Donnelly the cash portion of any annual incentive bonus, if earned, plus a sum equal to three times the greater of his then current annual base salary or base salary in effect immediately prior to the Change in Control plus three times the greater of the amount of his minimum targeted annual incentive award for the year of the termination or the amount of that target for the year corresponding to the date immediately before the Change in Control. Should Mr. Donnelly’s employment be terminated for any reason other than for “cause” or his voluntary resignation, Mr. Donnelly is entitled to a 100% fully vested interest in his “retirement benefit” under our Executive Management Pension Plan (“EMPP”) and an increase in his benefit under our other retirement and pension plans to an amount not less than that which he would have received had his employment continued through the 24 month anniversary (36 month anniversary in the event of termination upon a Change in Control) of his termination date. If the value of any compensation provided under Mr. Donnelly’s employment agreement is subject to tax penalties under Section 409A or 4999 of the Code, and such penalties are imposed on Mr. Donnelly, Mr. Donnelly is entitled to a “gross up” payment equal to the amount of such tax penalties.

William E. Hitselberger

Under the terms of Mr. Hitselberger’s employment agreement, we have agreed to pay Mr. Hitselberger a base salary of not less than $425,000 per year. Under the terms of the agreement, Mr. Hitselberger is eligible for an annual incentive award for 2006, 2007 and 2008 based upon achievement of certain goals and performance criteria set by the Compensation Committee, payable in cash and/or equity. For 2006 the targeted amount of such annual incentive award is 25% to 30% of Mr. Hitselberger’s current base salary. Mr. Hitselberger is also eligible for a long-term incentive award under our 2002 Equity Incentive Plan (or any successor plan) that will be targeted at 65% to 78% of $425,000 for achieving certain pre-defined operating objectives of the Company for the year ending December 31, 2008. Such award, if earned, will be paid in shares of Class A Common Stock valued on the date of issuance. Pursuant to the agreement, any long-term incentive compensation award for the years ending December 31, 2009 and 2010 will be established by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.

Mr. Hitselberger’s employment agreement also provides that if he is terminated without cause, resigns for “good reason,” or does not continue his employment beyond the term of his respective employment agreement (including by reason of his decision not to renew or extend his employment) we will pay him severance equal to the cash portion of any annual incentive bonus, provided the performance criteria have been met, in the year in which termination occurs. Additionally, in such circumstance we will pay Mr. Hitselberger 18 months of severance pay at his then existing base salary plus the amount of his minimum targeted incentive compensation for the year in which his employment terminates. In the event Mr. Hitselberger voluntarily resigns between 11 and 13 months following a Change in Control (or is terminated for other than “cause” within 12 months of a Change in Control), we have agreed to pay Mr. Hitselberger the cash portion of any annual incentive bonus, if earned, plus a sum equal to two times the greater of his then current annual base salary or base salary in effect immediately prior to the Change in Control plus two times the greater of the amount of his minimum targeted annual incentive award for the year of the termination or the amount of that target for the year corresponding to the date immediately before the Change in Control. Should Mr. Hitselberger’s employment be terminated for any reason other than for “cause” or his voluntary resignation, Mr. Hitselberger is entitled to a 100% fully vested interest in his “retirement benefit” under our EMPP and an increase in his benefit under our other retirement and pension plans to an amount not less than that which he would have received had his employment continued through the 18 month anniversary (24 month anniversary in the event of termination upon a Change in Control) of his termination date. If the value of any compensation provided under Mr. Hitselberger’s employment agreement is subject to tax penalties under Section 409A or 4999 of the Code, and such penalties are imposed on Mr. Hitselberger, Mr. Hitselberger is entitled to a “gross up” payment equal to the amount of such tax penalties.

Robert L. Pratter

Under the terms of Mr. Pratter’s employment agreement, we have agreed to pay Mr. Pratter a base salary of not less than $400,000 per year. Under the terms of the agreement, Mr. Pratter is eligible for an annual incentive award for 2006 and 2007 based upon achievement of certain goals and performance criteria set by the Compensation Committee, payable in cash and/or equity. For 2006 the targeted amount of such annual incentive award is 20% to 25% of Mr. Pratter’s current base salary. Mr. Pratter is also eligible for a long-term incentive award under our 2002 Equity Incentive Plan (or any successor plan) that will be targeted at 40% to 48% of $400,000 for achieving certain pre-defined operating objectives of the Company for the year ending December 31, 2008. Such award, if earned, will be paid in shares of Class A Common Stock valued on the date of issuance. Pursuant to the agreement, any long-term incentive compensation award for the year ending December 31, 2009 will be established by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.

Mr. Pratter’s employment agreement also provides that if he is terminated without cause, resigns for “good reason,” does not continue his employment beyond the term of his respective employment agreement (including by reason of his decision not to renew or extend his employment), or resigns in connection with a “Change in Control” we will pay him severance equal to the cash portion of any annual incentive bonus, provided the performance criteria have been met, in the year in which termination occurs. Additionally, in such circumstance we will pay Mr. Pratter 12 months of severance pay at his then existing base salary plus the amount of his minimum targeted incentive compensation for the year in which his employment terminates. Should Mr. Pratter’s employment be terminated for any reason other than for “cause” or his voluntary resignation, Mr. Pratter is entitled to a 100% fully vested interest in his “retirement benefit” under our EMPP and an increase in his benefit under our other retirement and pension plans to an amount not less than that which he would have received had his employment continued through the 12 month anniversary of his termination date. If the value of any compensation provided under Mr. Pratter’s employment agreement is subject to tax penalties under Section 409A or 4999 of the Code, and such penalties are imposed on Mr. Pratter, Mr. Pratter is entitled to a “gross up” payment equal to the amount of such tax penalties.

As used herein, “Change in Control” means: (a) a change in control of the Company requiring disclosure under 6(e) of Schedule 14A, (b) if any person directly or indirectly acquires more than 50% of the voting securities of the Company, (c) if after consummation of a merger, the Company’s shareholders own less than 50% of the surviving company, (d) the sale of all or substantially all of the assets of the Company or (e) if at any time the members of the Board (or nominees thereto) cease to constitute at least a majority of the Board.

  OTHER AGREEMENTS

Richard DeCoux

On June 28, 2005, Mr. DeCoux, our former Senior Vice President of Claims, PMA Reinsurance, executed a retention offer letter from PMA Capital Corporation which provided for two lump-sum retention bonuses, to be paid to Mr. DeCoux on January 2, 2006 and April 2, 2006, equal to twenty percent and ten percent of Mr. DeCoux’s salary, respectively, in consideration for Mr. DeCoux’s continued employment with the Company for a period of eighteen months, from July 12, 2005 through January 1, 2007. On January 31, 2007, we entered into an Agreement and Release with Mr. DeCoux, in connection with the termination of his employment, which generally provided for Mr. DeCoux’s retirement from his position and employment with the Company, the payment of severance in the amount of $124,385 and a general release of claims against the Company.

Henry O. Schramm, II

On August 25, 2006, we entered into an Agreement and Release with Mr. Schramm, our former Senior Vice President and Chief Underwriter, The PMA Insurance Group, in connection with the termination of his employment as of August 10, 2006, which generally provided for Mr. Schramm’s resignation from his position and employment with the Company, the payment of severance in the amount of $143,999, and a general release of claims against the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

One of our directors, Joseph H. Foster, is a member of a law firm that furnished legal representation to us and our subsidiaries during 2006. In the opinion of our management, the amounts paid to such firm represented reasonable charges for the services rendered and were as fair as the charges would have been had such services been furnished by a law firm unaffiliated with any of the directors. We paid approximately $2 million in legal fees to Mr. Foster’s law firm in 2006, which was less than five percent of his law firm’s gross revenue. The approximate value of Mr. Foster’s interest in 2006 fees paid by us to his law firm was $60,000.

Another one of our directors, James F. Malone, III, is a member of a law firm that furnished legal representation to us and our subsidiaries during 2006. In the opinion of our management, the amounts paid to such firm represented reasonable charges for the services rendered and were as fair as the charges would have been had such services been furnished by a law firm unaffiliated with any of the directors. We paid approximately $750,000 in legal fees to Mr. Malone’s law firm in 2006, which exceeded five percent of his law firm’s gross revenue. The approximate value of Mr. Malone’s interest in 2006 fees paid by us to his law firm was $150,000.

Our subsidiaries, in the ordinary course of their business, have had and may continue to have insurance transactions with our directors and the various businesses with which directors are associated. The insurance is written in accordance with rates and terms authorized for use in the applicable jurisdictions. In the opinion of our management, these transactions were in the ordinary course of our business and on terms as favorable as we would have negotiated with unaffiliated persons or entities and do not affect the independence of our directors.

The Audit Committee is responsible for reviewing and approving transactions between the Company and/or its subsidiaries and any officer, director or affiliate that would require reporting pursuant to Item 404 of Regulation S-K. The Company’s Business Ethics and Practices Policy prohibits employees from taking part in any transaction in which they have a personal interest if there is, or might appear to be, a conflict between that interest and the interests of the Company without seeking a determination by the General Counsel or his designee as to whether the transaction is proper. In addition, the Code of Ethics for Chief Executive Officer and Senior Financial Officers provides that, prior to taking part in a transaction that creates or appears to create a conflict of interest, such employees must make full disclosure of all facts and circumstances and obtain prior written approval from the Audit Committee.

The Code of Ethics for Directors prohibits directors from taking part in any transaction in which they have a personal interest if there is, or might appear to be, a conflict between that interest and the interests of the Company without prior written approval from the Audit Committee.

The Business Ethics and Practices Policy, the Code of Ethics for Chief Executive Officer and Senior Financial Officers and the Code of Ethics for Directors are available on our website at www.pmacapital.com.

ITEM 2.  APPROVAL OF 2007 OMNIBUS INCENTIVE COMPENSATION PLAN

On February 22, 2007, our Board of Directors adopted, subject to shareholder approval, the 2007 Omnibus Incentive Compensation Plan (the “Plan”). As we will further describe below, the Plan is intended to supersede the PMA Capital Corporation 1993, 1994, 1995, 1996, 1999 and 2002 Equity Incentive Plans (the “Preexisting Plans”), which were previously approved by shareholders. Therefore, if shareholders approve the Plan, no new grants will be made under the Preexisting Plans. However, awards granted prior to the termination of the Preexisting Plans will remain outstanding in accordance with their terms and the terms of the Preexisting Plans. The Board also intends to maintain a burn rate (shares underlying awards granted divided by shares outstanding) over the next three fiscal years that is equal to or less than the industry mean plus one standard deviation.

Purpose of the Plan

We believe that our long-term success is enhanced by a competitive and comprehensive compensation program. The Plan will give the Compensation Committee the ability to grant stock-based and performance-based incentive awards to our officers and others who provide substantial services to us or our subsidiaries. These awards are designed to motivate and reward officers and key contributors for outstanding service and to aid us in attracting and retaining such persons, and therefore, serve to advance both the Company’s and shareholders’ interests. Further, allowing such persons to acquire and/or increase their ownership interest in us, and/or basing awards on performance factors, should help promote the creation of long-term shareholder value by aligning participants’ interests with the interests of shareholders.

 Summary Description of the Plan

This summary describes the material terms of the Plan. The full text of the Plan is attached as Appendix A to this proxy statement. We encourage you to read the Plan, as it is the legal document that sets forth the terms of the Plan. If approved by the shareholders, the Plan will be deemed effective on February 22, 2007, the date the Board adopted the Plan.

Shares Subject to Plan; Adjustments.

2,552,686 shares of Class A Common Stock are reserved for issuance and available for delivery to participants in connection with stock-based awards under the Plan. This amount is equal to the aggregate number of shares of Class A Common Stock available under the Preexisting Plans. In addition, any shares that become available because of forfeitures and cancellations under the Preexisting Plans will be available for issuance under the Plan. Shares issued under the Plan may be either treasury shares or newly issued shares. The total number of shares of Class A Common Stock with respect to which incentive stock options (“ISOs”) may be granted shall not exceed 2,552,686. As discussed later, the Plan puts limits on the awards that any one individual may receive in a particular year.

The Compensation Committee shall adjust, in a manner it deems equitable, the number and kind of shares of stock covered by each outstanding stock-based award; the number and kind of shares of stock that have been authorized for issuance under the Plan; the annual per-person share limitations under the Plan; and the exercise price, grant price or purchase price and other affected terms of an award for any stock split, stock dividend, combination, reclassification, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event. These adjustments will not enlarge the proportionate interest that the shares represented before the extraordinary event, but they will prevent an unfair reduction in the value of an award. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles. The Compensation Committee is required to seek shareholder approval for any changes or adjustments if so required by law.

Eligibility.

Officers, consultants and other persons who provide substantial services to us or our subsidiaries, including employees and persons offered employment as officers, are eligible to be granted awards under the Plan. A person who is granted an award subject to accepting an offer of employment with the Company will not receive any benefit under his or her award until after starting employment. Non-employee directors are not eligible to receive awards under the Plan. Fifty-five persons would currently be eligible to receive awards under the Plan.

Administration.

The Compensation Committee is responsible for the administration of the Plan. Subject to the terms and conditions of the Plan, the Compensation Committee has full and final authority to interpret the provisions of the Plan, select participants, determine the type and number of awards to be granted and the number of shares of Class A Common Stock to which stock-based awards will relate, specify times at which awards will be exercisable or settleable, set other terms and conditions of awards, prescribe forms of award agreements, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. The Compensation Committee has the authority to delegate its administrative functions to our employees.

Under the Plan, the Compensation Committee may delegate to the Chief Executive Officer the authority to select and grant awards to certain participants. The Compensation Committee may limit the authority of the Chief Executive Officer, and under the Plan, the Chief Executive Officer’s authority is subject to the following:

•	The Chief Executive Officer may not grant awards to or for the benefit of any executive officer subject to Section 16 of the Exchange Act or Section 162(m) of the Code;

•	The Chief Executive Officer must be a member of the Board when he or she grants any awards under the Plan; and

•	The total number of shares of stock subject to awards under the Plan granted by the Chief Executive Officer may not exceed 15% of the total number of shares authorized under the Plan.

The Plan provides that the members of the Compensation Committee and any person acting on delegated authority will not be personally liable, and will be fully indemnified, for any action or determination taken or made in good faith with respect to the Plan.

The Plan authorizes the Compensation Committee to adopt rules to assure that all awards are properly counted and not counted twice. These rules will apply to shares previously authorized under any other plan at the time they become subject to the Plan. The Plan provides that forfeited, terminated or expired awards of shares, as well as stock-based awards settled in cash without issuing any shares, will become available for future awards. In addition, any shares a participant surrenders to pay the exercise price of an award or to satisfy a withholding tax obligation will become available for future stock-based awards. Furthermore, if we issue Class A Common Stock in substitution for awards under a stock-based plan of an acquired company, the newly issued shares would not count against the shares authorized under this Plan. The Plan will, however, govern the additional shares issued with respect to the acquired company.

Types of Awards.

The Plan authorizes the Compensation Committee to grant the following types of awards:

•	stock options;
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	deferred stock;
•	bonus stock or stock in lieu of other obligations;
•	dividend equivalent rights;
•	other stock-based awards; and
•	performance awards.

Stock Options and SARs.

Stock options give a participant the right to receive a designated number of shares of our Class A Common Stock at the end of a specified vesting period upon payment of the exercise price for such options. The Compensation Committee establishes the exercise price of the stock options, which must be at least 100% of the fair market value of the underlying shares of our Class A Common Stock on the day of grant. The term of the stock option award cannot exceed ten (10) years. The Plan authorizes both incentive stock options (“ISOs”) and non-qualified stock options. Options may be exercised by payment of the exercise price in cash, shares of Class A Common Stock, outstanding awards, or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. ISOs are subject to certain additional restrictions. On March 15, 2007, the closing price for a share of our Class A Common Stock on The NASDAQ Global Market was $8.85.

The Compensation Committee is authorized to grant reload option grants in connection with the exercise of stock option where the exercise price or the tax withholding obligation is paid by the optionee using shares of our Class A Common Stock. The reload stock option grant will be for the same number of shares that the optionee used in connection with the payment of the exercise price or taxes, and the exercise price for the reload stock option must be at least 100% of the fair market value of the underlying shares of our Class A Common Stock on the date of the reload grant.

SARs entitle the holder to receive the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the grant price of the SAR. SARs may be free-standing or issued in combination with any other award granted under the Plan. The grant price of a SAR is determined by the Compensation Committee and must be at least 100% of the fair market value of a share of Class A Common Stock on the date of grant. The term of the SAR award cannot exceed ten (10) years.

Restricted Stock and Deferred Stock.

Restricted stock entitles a holder to shares of Class A Common Stock for no or nominal consideration that may not be sold or disposed of, and that may be forfeited in the event of termination of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Compensation Committee. A participant granted restricted stock generally has all of the rights of a shareholder, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Compensation Committee.

Deferred stock entitles a participant to receive shares of Class A Common Stock and other awards or combinations thereof at the end of a specified deferral period, subject to possible forfeiture of the deferred stock in the event of termination of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations and Dividend Equivalents.

The Compensation Committee is authorized to grant shares as a bonus free of restrictions, or shares or other awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify. Distributions of such grants will occur no later than two and one-half (2½) months following (i) the year in which services are performed or, (ii) if later, the year in which the bonus becomes vested.

The Compensation Committee is authorized to grant dividend equivalents, which are rights to receive cash, stock, other awards, or other property equivalent to the actual dividends paid on our Class A Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award and subject to such conditions as the Compensation Committee may determine.

Other Stock-Based Awards.

The Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Class A Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Compensation Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

Performance-Based Awards.

The Compensation Committee is authorized to grant awards that are conditioned upon the attainment of certain performance goals established by the Compensation Committee. The Compensation Committee may establish one or more financial measures as the performance goal, including, without limitation, premiums, revenues, earnings, earnings per share or return on equity. The Plan document provides a list of potential financial measures which is not meant to be exhaustive. Performance awards may take the form of incentive awards that are subject to settlement in cash, Class A Common Stock or a number of other specified awards, or any combination of the three. Performance-based awards are designed to comply with the requirements of Section 162(m) of the Code in order to avoid the loss of tax deductions for compensation for certain executive officers in excess of $1 million.

Generally, Section 162(m) of the Code does not permit publicly held companies like PMA Capital to deduct compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any year. However, a performance-based compensation plan that is approved by shareholders at least once every five years will not be subject to this deduction limit. As long as we comply with these and other requirements set forth in Section 162(m), performance-based awards paid to executive officers under the Plan will qualify for a federal tax deduction by PMA Capital.

By approving the Plan, shareholders will also be approving the eligibility of executive officers and others to participate, the per-person limitations, and the general business criteria on which performance objectives for performance-based awards may be based. The Plan imposes per-person limitations, so that the Compensation Committee may not grant a participant awards intended to qualify as performance-based in excess of his or her annual limit. For each type of award, a participant’s maximum annual limit is 150,000 shares. In the case of awards not valued in a way in which the share limitation would be effective--for example, incentive awards to be settled in cash--a participant may not be paid during any calendar year an amount that exceeds his or her annual limit, which is $1.5 million. These two limitations are not affected by one another and will be applied separately. A participant’s annual limit applies if an award is potentially earnable, even if there is a deferral of payout. Options, SARs, restricted stock, deferred stock, stand-alone dividend equivalent rights, other stock-based awards and performance awards each represent a separate type of award for purposes of the annual limit.

The Compensation Committee has discretion to determine the period over which performance will be measured. The Compensation Committee will establish written, objective performance goals for a performance period no later than 90 days after the beginning of each performance period. The performance goals must be stated by the Compensation Committee as specific amounts of, or specific changes in, one or more of the following financial measures: premiums, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, shareholders’ equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses, expense ratios, loss ratios, underwriting results, debt-to-capital ratio or market share. The Compensation Committee is authorized to specify any reasonable definition of the financial measures it uses, and the definitions may provide for reasonable adjustments and may include or exclude certain items. Within a reasonable time after the close of a performance period, the Compensation Committee will determine whether the performance goals for that performance period have been met. The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be increased or reduced from the amount of any potential award, but may not exercise discretion to increase any amount intended to qualify under Section 162(m).

A number of other requirements must be met in order for particular compensation to qualify as performance-based under Section 162(m). There can be no assurance that compensation resulting from plan awards intended to qualify under Section 162(m) will in fact be fully deductible under all circumstances. In addition, the Plan authorizes the Compensation Committee to grant a number of types of awards that will not qualify as performance-based. Compensation paid as a result of any such awards may be subject to the cap on deductibility under Section 162(m) if it and other non-performance-based compensation exceed $1 million in a given year.

Because the Compensation Committee has discretion to determine the amount and types of awards to be granted under the Plan, all of the benefits that will be received in the future by participants are not readily determinable, but in no case will the awards granted annually exceed the limitations set forth in the Plan.

Terms Applicable to All Awards.

The Compensation Committee may settle awards under the Plan in cash, shares, other awards or other property. Awards under the Plan may be issued either alone or in tandem with, or in substitution or exchange for, any other award. All awards will be non-transferable, except upon death or as may be permitted in individual cases for estate planning and similar purposes. Participants will not normally give consideration for awards under the Plan, other than their services to us. The Compensation Committee may, however, grant awards in exchange for other awards under the Plan, awards under other plans or other rights to payment from us.

The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award. Any such adjustments shall be made only to the extent that they comply with the restrictions of Section 409A of the Code (discussed under “Federal Income Tax Consequences” below). The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations.

Unless waived by the Compensation Committee, a participant will forfeit all awards not then settled if the participant engages in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his or her employment or retention by the Company or any subsidiary.

If a change of control as defined in the Plan, occurs, the Compensation Committee may:

•	provide for the acceleration of any time periods relating to the exercise or realization of awards (subject to the restrictions of Section 409A of the Code);

•	provide for the Company’s purchase of awards for an amount of cash equal to the amount which could have been obtained upon exercise or realization of the awards had they been exercisable or payable;

•	make adjustments to the awards then outstanding as the Compensation Committee deems appropriate to reflect a change of control; or

•	cause the awards then outstanding to be assumed, or new rights substituted by the surviving corporation in such a change of control.

If an award payable upon a change of control would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the award will be reduced to an amount that would not constitute an excess parachute payment so that the award does not implicate the deduction limitations and excise tax provisions of Sections 280G and 4999, respectively, of the Code.

The Plan will terminate when no shares remain available for issuance and when we have no further obligations under outstanding awards. Before such termination, the Compensation Committee may amend, suspend or terminate the Plan without further stockholder approval unless any federal or state law or NASDAQ Stock Market or any applicable stock exchange rules require such approval, but no amendment may have a negative effect on awards previously granted. Specifically, stockholders need not approve amendments that might increase the cost of the Plan. In its discretion, however, the Board may submit other amendments for stockholder approval.

 Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of Plan awards under the Code or Treasury regulations, all as in effect on the date of this proxy statement. The tax treatment described below does not take into account any changes in the Code or the Treasury regulations that may occur after the date of this proxy statement. It is not intended to be all inclusive or constitute tax advice and, among other things, does not cover possible state or local tax consequences or federal tax withholding requirements.

Stock Options and SARs.

The grant of a stock option or SAR will create no federal income tax consequences for the participant or us. Generally, a participant will not have taxable income upon exercising an ISO, although the alternative minimum tax may apply. We are not entitled to a deduction in the event an ISO is exercised. Under the Code, the participant must remain our employee during the entire period from the date of grant of the ISO until no more than three months before the date of exercise or 12 months in the case of total and permanent disability (the employment requirement is waived in the event of the participant’s death). In the event a participant exercises an ISO in violation of restrictions established by the Code, such exercise would be treated as if it were the exercise of a non-qualified stock option.

On the exercise of a non-qualified stock option, the difference between the exercise price and the fair market value of the option shares is taxable to the participant as ordinary income and we are entitled to a deduction equal to that amount. Upon the exercise of a SAR, the cash or the fair market value of the shares received will also be taxable as ordinary income and we are entitled to a corresponding deduction.

The use of Class A Common Stock to pay the exercise price of an option, if permitted under the applicable stock option agreement, will be treated as a like-kind exchange under Section 1036 of the Code to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The participant will therefore recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. In the case of an ISO, to the extent that the number of shares received exceeds the number surrendered, the participant’s basis in such excess shares will equal the amount of cash paid by the participant upon the exercise of the option (if any), and the participant’s holding period with respect to such excess shares will begin on the date such shares are transferred to the participant. In the case of a non-qualified stock option, to the extent that the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the participant upon such exercise, will be includible in the gross income of the participant. The participant’s basis in such excess shares will equal the fair market value of such shares on the date of exercise, and the participant’s holding period with respect to such excess shares will begin on the day following the date of exercise.

If a participant disposes of ISO shares before the end of applicable ISO holding periods, including using them to exercise other options, he or she will have a disqualifying disposition and generally recognize ordinary income (and we will be entitled to a corresponding deduction) equal to the lesser of (1) the fair market value of the shares at exercise minus the exercise price, or (2) the amount realized upon the disposition minus the exercise price. In the case of disqualifying dispositions resulting from certain transactions, such as a gift or related party transactions, the determination of the ordinary income the participant realizes will be the fair market value of the shares on the date of exercise minus the exercise price. Disqualifying dispositions of shares may also, depending upon the sales price, result in capital gain or loss under the Code rules which govern other stock dispositions. Otherwise, a disposition of shares acquired by exercising an option (including an ISO for which the ISO holding periods have been met) or SAR will result in short term or long term capital gain or loss equal to the sale price minus the participant’s tax basis in such shares. The tax basis is the exercise price paid plus any amount previously taxed as ordinary income upon exercise of the award.

We are normally entitled to a tax deduction equal to the amount taxed as ordinary income to the participant in accordance with the rules of Section 83 of the Code (and Section 162(m) of the Code to the

extent applicable, as discussed below). We will not be entitled to a tax deduction for amounts taxed as capital gain to the participant. Therefore, we will not be entitled to a tax deduction if a participant exercises an ISO and holds the shares received for the ISO holding periods.

Restricted Stock and Deferred Stock Awards.

A participant normally will not realize taxable income upon the grant of a restricted stock or deferred stock award, and we will not be entitled to a deduction, until the termination of the restrictions or until there is no substantial risk of forfeiture, except with respect to dividends or dividend equivalents, if any, received by the participant. Upon termination of the restriction or substantial risk of forfeiture, the participant will realize ordinary income in an amount equal to the fair market value of the Class A Common Stock at that time and we will be entitled to a deduction in the same amount. However, a participant may elect, under Section 83(b) of the Code, within 30 days of the date of transfer of the restricted stock to the participant, to realize ordinary income in the year the restricted stock is awarded in an amount equal to the fair market value at the time of grant, determined without regard to the restriction. In such event, we are entitled to a deduction in such year equal to that amount. If the restricted stock is later forfeited or the market value at vesting is lower than the amount on which the participant was taxed, the participant cannot claim a deduction for the loss.

Other Awards.

The participant will be taxed on ordinary income equal to the fair market value of shares, cash or other property received with respect to any other award under the Plan. This tax will accrue at the time of receipt, except in the case of an award that is non-transferable and subject to a substantial risk of forfeiture, like restricted stock. In that case, the tax will not accrue until the earlier of the date the restricted stock becomes transferable or the date the restricted stock ceases to be subject to a substantial risk of forfeiture, although the participant may elect, under Section 83(b) of the Code, to be taxed at the time of such transfer. However, if the participant subsequently forfeits such shares or other property, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or other property on which he or she previously paid tax. Subject to the limitations of Section 162(m) of the Code, we will be entitled to a tax deduction in an amount equal to the ordinary income taxed to the participant. To the extent a participant realizes capital gains, we are not entitled to any deductions for federal income tax purposes.

Impact of Section 409A

Section 409A of the Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is “vested” on the date that the participant’s right to receive the amount is no longer conditioned on the participant’s performance of substantial future services. Although final Treasury regulations regarding Section 409A have not yet been published, Section 409A may affect certain awards under the Plan. The provisions of the Plan have been drafted to be in good faith compliance with Section 409A as interpreted under the guidance currently available.

The foregoing summary of the federal income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

Equity Compensation Plan Information

The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	1,640,584	$10.42	2,826,104(1)
Equity compensation plans not approved by security holders	-	-	-
Total	1,640,584	$10.42	2,826,104

(1)
These securities are issuable under our 2002 Equity Incentive Plan and 2004 Directors Plan, which were approved by shareholders at the 2002 and 2004 Annual Meetings of Shareholders, respectively. The Plans authorize the grant of stock options, stock appreciation rights, restricted stock, bonus stock or stock in lieu of other obligations, dividend equivalent rights or other stock-based awards and performance awards.

  Vote Requirement

Approval of the 2007 Omnibus Incentive Compensation Plan will require the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of Class A Common Stock. Abstentions and broker non-votes are not considered votes cast on the proposal and will not have any effect on the vote to approve the Plan.

The Board of Directors recommends that you vote FOR this proposal.

  ITEM 3.  RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

On March 8, 2007, our Audit Committee appointed Beard Miller Company LLP (“BMC”), as our independent auditors for the year ending December 31, 2007. Although not required, we request that you ratify this appointment. If you do not ratify this appointment, the Audit Committee will reconsider the appointment.

Representatives of BMC will attend the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

The following table presents the aggregate fees for professional audit services rendered by our principal accountant for the years ended December 31, 2006 and 2005, and fees billed for other services during those periods.

	2006	2005
Audit Fees	$1,607,843	$1,500,748
Audit-Related Fees	22,100	21,000
Tax Fees	-	-
All Other Fees	-	-
Total	$1,629,943	$1,521,748

Audit Fees consist of fees for professional services rendered by our principal accountants for the audit of our annual financial statements and review of interim financial statements included in our quarterly reports on Form 10-Q and services normally provided by our principal accountants in connection with statutory and regulatory filings or engagements, including out-of-pocket expenses.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees. Audit-Related Fees for 2006 and 2005 related to audits of the financial statements of our benefit plans.

The Audit Committee approves all non-audit services to be performed by BMC prior to its rendering such services. The Audit Committee has the discretion to delegate its pre-approval authority to one or more Audit Committee members. The Audit Committee has delegated this authority to the Chairman of the Audit Committee provided that the Chairman may only approve fees for such services of up to $100,000.

Change of Accountants

On July 7, 2005, the Audit Committee of our Board of Directors met and decided to dismiss Deloitte & Touche LLP (“Deloitte”), our independent auditor for the fiscal year ended December 31, 2004, and appointed BMC as our new independent auditor.

During the two most recently completed fiscal years and through July 7, 2005, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports on our financial statements for the past two years or its review of the financial statements for the quarter ended March 31, 2005. Also, the reports of Deloitte on our consolidated financial statements as of and for the years ended December 31, 2003 and 2004, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

There were no “reportable events” (as that term is used in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years preceding the dismissal of Deloitte and through July 7, 2005.

We provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing disclosures. Our Current Report on Form 8-K dated July 7, 2005 included as Exhibit 16 a letter from Deloitte, dated July 7, 2005, stating that Deloitte agrees with the foregoing disclosures.

During the two fiscal years prior to engaging BMC and through July 7, 2005, neither we nor anyone on our behalf consulted BMC regarding the application of accounting principles to a specified transaction, either completed or proposed, regarding the type of audit opinion that might be rendered on our financial statements or regarding any “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

  Vote Requirement

Ratification of the independent auditor will require the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of Class A Common Stock. Abstentions and broker non-votes are not considered votes cast on the proposal and will not have any effect on the vote to ratify the appointment of the independent auditor.

The Board of Directors recommends that you vote FOR this proposal.

  OTHER MATTERS

The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in this proxy statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their judgment.

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires that our executive officers and directors, as well as persons who own more than 10% of a class of our equity securities, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with us and the Securities and Exchange Commission. Based upon written representations we have received from our executive officers and directors and the reports filed with us during 2006, we believe that all such filings required during 2006 were made on a timely basis.

  ANNUAL REPORT

A copy of our 2006 Annual Report to Shareholders is being mailed to you with this proxy statement.

  DEADLINES FOR SHAREHOLDER PROPOSALS

If you wish to submit a proposal for inclusion in our proxy statement for our 2008 Annual Meeting of Shareholders, you must deliver the proposal in writing to our Secretary at our principal executive offices at 380 Sentry Parkway, Blue Bell, Pennsylvania 19422, no later than November 28, 2007. Any shareholder who wishes to present a proposal from the floor of the 2008 Annual Meeting must notify our Secretary in writing of the proposal not later than the close of business on December 28, 2007. The notice must also include the other information specified in our Bylaws. Any shareholder who wishes to introduce a proposal should consult our Bylaws and applicable proxy rules of the Securities and Exchange Commission.

If you wish to nominate someone for the Board of Directors at the 2008 Annual Meeting of Shareholders, you must notify our Secretary in writing of the nomination not later than the close of business on December 28, 2007. The notice must include certain information about the shareholder and nominee as specified in our Bylaws. Each nominee must also provide our Secretary with a written consent to serve if elected.

By Order of the Board of Directors,

Neal C. Schneider
March 22, 2007	Chairman of the Board

APPENDIX A

PMA CAPITAL CORPORATION

2007 OMNIBUS INCENTIVE COMPENSATION PLAN

Table of Contents

Page

1. PURPOSE		1

2. DEFINITIONS		1

(a)	“Award”	1
(b)	“Beneficiary”	1
(c)	“Board”	1
(d)	“Change in Control”	1
(e)	“CEO”	1
(f)	“Code”	1
(g)	“Committee”	1
(h)	“Covered Employee”	2
(i)	“Deferred Stock”	2
(j)	“Dividend Equivalent”	2
(k)	“Effective Date”	2
(l)	“Eligible Person”	2
(m)	“Exchange Act”	2
(n)	“Executive Officer”	2
(o)	“Fair Market Value”	2
(p)	“Incentive Stock Option” or “ISO”	3
(q)	“Option”	3
(r)	“Other Stock-Based Awards”	3
(s)	“Participant”	3
(t)	“Performance Award”	3
(u)	“Performance Period”	3
(v)	“Preexisting Plans”	3
(w)	“Restricted Stock”	3
(x)	“Rule 16b-3”	3
(y)	“Specified Employee”	3
(z)	“Stock”	3
(aa)	“Stock Appreciation Rights” or “SAR”	3

3. ADMINISTRATION.		4

(a)	Authority of the Committee	4
(b)	Manner of Exercise of Committee Authority	4
(c)	General Powers of the CEO	4
(d)	Limitation of Liability	5

4. STOCK SUBJECT TO PLAN.		5

(a)	Overall Number of Shares Available for Delivery	5
(b)	Share Counting Rules	5

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5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.		6

(a)	Eligibility	6
(b)	Per Person Award Limitations	6

6. AWARDS UNDER THE PLAN.		6

(a)	General	6
(b)	Options	7
(c)	Stock Appreciation Rights	8
(d)	Restricted Stock	8
(e)	Deferred Stock	9
(f)	Bonus Stock and Awards in Lieu of Obligations	10
(g)	Dividend Equivalents	10
(h)	Other Stock-Based Awards	10
(i)	Performance Awards	10

7. PERFORMANCE AWARDS.		10

(a)	Performance Awards Generally	10
(b)	Performance Awards Granted to Covered Employees	11
(c)	Settlement of Performance Awards; Other Terms	12
(d)	Written Determinations	12

8. CERTAIN PROVISIONS APPLICABLE TO AWARDS.		12

(a)	Stand-Alone, Additional, Tandem, and Substitute Awards	12
(b)	Term of Awards	12
(c)	Form and Timing of Payment under Awards	12
(d)	Exemptions from Section 16(b) Liability	13
(e)	Section 409A Compliance	13

9. CHANGE OF CONTROL.		14

(a)	Generally	14
(b)	Definition	15
(c)	Limitation on Payments in the Event of a Change of Control	15

10. FORFEITURE FOR DISHONESTY.		15

(a)	Forfeiture	15
(b)	Committee Discretion	15

11. GENERAL PROVISIONS.		16

(a)	Compliance with Legal and Other Requirements	16
(b)	Assignability	16
(c)	Adjustments	17

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(d)	Tax Provisions	17
(e)	Changes to the Plan	18
(f)	Right of Setoff	18
(g)	Unfunded Status of Awards; Creation of Trusts	19
(h)	Nonexclusivity of the Plan	19
(i)	Payments in the Event of Forfeitures; Fractional Shares	19
(j)	Compliance with Code Section 162(m)	19
(k)	Certain Limitations Relating to Accounting Treatment of Awards	19
(l)	Governing Law	20
(m)	Limitation on Rights Conferred under Plan	20
(n)	Severability; Entire Agreement	20
(o)	Awards Under Preexisting Plan	20
(p)	Plan Effective Date and Termination	21
(q)	Successors	21

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PMA CAPITAL CORPORATION
2007 OMNIBUS INCENTIVE COMPENSATION PLAN

1.  PURPOSE. The purpose of this 2007 Omnibus Incentive Compensation Plan (the “Plan”) is to assist PMA Capital Corporation, a Pennsylvania corporation (the “Company”), and its subsidiaries in attracting, retaining, motivating and rewarding officers, and other persons who provide substantial services to the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of such persons with those of shareholders.

2.  DEFINITIONS. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)  “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(b)  “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(c)  “Board” means the Company’s Board of Directors.

(d)  “Change in Control” and related terms have the meanings specified in Section 9.

(e)  “CEO” means the Chief Executive Officer of the Company.

(f)  “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g)  “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that the number of members of the Committee and their qualifications shall at all times satisfy the requirements for exemptions under Rule 16b-3 under the Exchange Act and tax deductibility under Section

162(m) of the Code. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h)  “Covered Employee” means an Eligible Person who is an Executive Officer designated by the Board or one of its committees to be a Covered Employee for the purpose of receiving performance-based compensation complying with Section 162(m) of the Code.

(i)  “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(j)  “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k)  “Effective Date” means the effective date specified in Section 11(p).

(l)  “Eligible Person” means an officer of the Company or any subsidiary, including any Executive Officer, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment as an officer by the Company or a subsidiary or affiliate, provided that such prospective officer may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An officer on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n)  “Executive Officer” means any Company employee who is an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act.

(o)  “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be (i) the closing sales price per share of Stock as reported on the principal securities exchange on which shares of Stock are then listed or admitted to trading on the date on which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported, or (ii) if not so reported, the closing sales price (or other Nasdaq-designated daily sales price) on such date of a share of Stock as published in The Nasdaq Global Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing (or other designated) bid and asked prices on such date as reported on

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The Nasdaq Global Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee.

(p)  “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(q)  “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock at a specified price during specified time periods.

(r)  “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(s)  “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t)  “Performance Award” means a right, granted to a Participant under Sections 6(i) and 7, to receive Awards or payments based upon performance criteria specified by the Committee.

(u)  “Performance Period” means the period for achievement of a Performance Award under Section 7. The Performance Period shall be specified by the Committee.

(v)  “Preexisting Plans” means the Company’s 2002 Equity Incentive Plan, 1999 Equity Incentive Plan, 1996 Equity Incentive Plan, 1995 Equity Incentive Plan, 1994 Equity Incentive Plan and 1993 Equity Incentive Plan.

(w)  “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(x)  “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y)  “Specified Employee” means, with respect to the Company or any of its subsidiaries, (1) any officer with annual compensation in excess of $145,000 (as adjusted from time to time under the Code), (2) a 5-percent owner, or (3) a 1-percent owner with annual compensation in excess of $150,000 (as adjusted from time to time under the Code), provided that the Company or any of its subsidiaries is publicly-traded within the meaning of Section 409A of the Code on the date of determination.

(z)  “Stock” means the Company’s Class A Common Stock, par value $5.00 per share, or any successor class of common stock.

(aa)  “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

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3.  ADMINISTRATION.

(a)  Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards and the number of shares of Stock to which Awards relate, the dates on which Awards may be exercised or settled and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, adjustments under Section 11(c), and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; to ensure that awards continue to qualify under Rule 16b-3; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders.

(b)  Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) to fail to so qualify, and will not violate the requirements of Section 409A of the Code. The Committee may appoint agents to assist it in administering the Plan.

(c)  General Powers of the CEO. Subject to the requirements of applicable law, the Committee may delegate to the CEO the discretion to select Participants and grant them Awards in amounts and combinations and upon terms and conditions as he shall determine, subject to the same limitations and provisions that apply under the Plan to the Committee and under such other limitations as the Committee may determine, and also subject to the following:

(i)  The CEO may not grant any Awards to or for the benefit of anyone subject to the requirements of Section 16(a) of the Exchange Act or to any Covered Employee;

4

(ii)  The CEO must be a member of the Board when he grants any Awards under the Plan and must be properly empowered by the Committee to grant such Awards; and

(iii)  The total number of shares of Stock which may be issued pursuant to Awards granted under this Section 3(c) is limited to a maximum of 15% of the number of shares of Stock authorized to be issued under the Plan.

(d)  Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or other employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or other employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegatee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.  STOCK SUBJECT TO PLAN.

(a)  Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 2,543,693 (which is equal to the number of shares that remain available for issuance under the Preexisting Plans immediately prior to the Effective Date), plus (ii) the number of shares subject to awards under the Preexisting Plans that become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)  Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Preexisting Plans that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or

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business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5.  ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.

(a)  Eligibility. Awards may be granted under the Plan only to Eligible Persons.

(b)  Per Person Award Limitations. In each calendar year during any part of which the Plan is in effect, a Covered Employee may be granted Awards intended to qualify as “performance-based compensation” under Section 162(m) under each of Section 6(b) through 6(i) in an amount not in excess of his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 150,000 shares of stock, subject to adjustment as provided in Section 11(c).

In the case of an Award which is not valued in a way in which the limitation set forth in the preceding paragraph would operate as an effective limitation satisfying Section 162(m) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $1.5 million (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding paragraph). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.  AWARDS UNDER THE PLAN.

(a)  General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Pennsylvania Business Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

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(b)  Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)  Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, and in no event less than the par value of the Stock. Notwithstanding the foregoing, no ISO shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant and the Option, by its terms, expires no later than five (5) years after the date of grant.

(ii)  Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option or SAR in tandem therewith exceed a period of ten (10) years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iii)  ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422 and regulations thereunder, including but not limited to the following requirements.

(1)  Each Participant must be and remain a common law employee of the Company (or its affiliates or subsidiary) in order to exercise such ISO grant; provided that such Participant may exercise an ISO following termination of employment for a period not to exceed (3) months after the date of termination of employment;

(2)  To the extent Options granted that are exercisable for the first time in a calendar year exceed $100,000, Options in excess of such limit will not be treated as ISOs; and

(3)  No ISO grant will be made ten (10) years after the Effective Date, and no ISO shall be exercisable more than ten (10) years after the date of grant.

(iv)  Reload Options. If a Participant (who is an employee) tenders shares of Stock to pay the exercise price of an Option, and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, the Participant may receive, at the discretion of the Committee, a new “Reload Option” equal to the sum of the number of shares tendered to pay the exercise price and the number of

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shares used to pay the withholding taxes. Reload options shall have an exercise price equal to the then Fair Market Value of a share of Stock on the date of grant of the Reload Options. Reload Options may be any type of Option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee, from time to time. Reload Options may also be granted in connection with the exercise of Options granted under any of the Preexisting Plans of the Company which may be designated by the Committee, from time to time.

(c)  Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)  Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee; provided that such grant price shall not be less than the Fair Market Value of one share of Stock on the date of grant of the SAR.

(ii)  Other Terms. The Committee shall determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, which time or times may not exceed ten (10) years from the date of grant (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be free-standing or in tandem or combination with any other Award.

(d)  Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)  Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

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(iii)  Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)  Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to the requirements of Section 409A of the Code and, consistent with such requirements, such terms as the Committee shall determine. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)  Deferred Stock. The Committee is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)  Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee. In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.

(ii)  Forfeiture. Upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award document that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)  Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the

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dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine.

(f)  Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under other plans or compensatory arrangements of the Company or a subsidiary, subject to such terms as shall be determined by the Committee. Any Stock granted as a bonus shall be distributed to the Eligible Person no later than two and one-half (2½) months following (i) the year in which services giving rise to the bonus were performed, or, if later, (ii) the year in which the bonus became vested.

(g)  Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, which are rights to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide as part of the grant that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)  Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)  Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.  PERFORMANCE AWARDS.

(a)  Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance

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Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 7(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m).

(b)  Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of one or more pre-established performance goals and other terms set forth in this Section 7(b), which may also be applied to all Eligible Persons.

(i)  Objective Performance Goal Generally. The Committee shall establish written, objective performance goals for a Performance Period not later than ninety (90) days after the beginning of the Performance Period (but not after more than twenty-five percent (25%) of the Performance Period has elapsed), or by some other date required or permitted under Section 162(m), provided that the outcome is substantially uncertain at the time the Committee establishes the goal. The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in this Section 7. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for the Company, for one or more of its subsidiaries, divisions, business units, lines of business, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more of the Participants, collectively for the entire group of Participants, or in any combination of the two.

(ii)  Financial Measures. The Committee shall use any one or more of the following financial measures to establish objective performance goals under Section 7(b)(i): premiums, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, shareholders’ equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses, expense ratios, loss ratios, underwriting results, debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

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(c)  Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee and shall be made no later than two and one-half (2½) months following the year in which the Performance Period ends. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to Section 7(b). The exercise of negative discretion shall not be permitted to result in an increase in the amount payable to any Covered Employee. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation“ for purposes of Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(d)  Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objectives relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

(a)  Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 8(e) and 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b)  Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b) and 6(c).

(c)  Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Sections 8(e) and 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or

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settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as provided in Section 8(e), the exercisability, lapsing of restrictions, expiration of deferral or vesting periods, and other settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest or investment return (based on predetermined actual investments (whether actually invested therein)) on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)  Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b).

(e)  Section 409A Compliance. Notwithstanding any other provision of this Plan to the contrary, all Awards under this Plan shall be designed and administered in a manner that does not result in the imposition of tax or penalties under Section 409A of the Code. Accordingly, Awards under this Plan shall comply with the following requirements, as applicable.

(i)  Distributions to Specified Employees Upon Separation from Service. To the extent that payment under an Award which is subject to Section 409A is due to a Specified Employee on account of the Specified Employee’s separation from service from the Company or its affiliate or subsidiary, such payment shall be delayed until the first day of the seventh month following such separation from service (or as soon as practicable thereafter). The Committee, in its discretion, may provide in the Award document for the payment of interest at a rate set by the Committee for such six-month period.

(ii)  No Acceleration of Payment. To the extent that an Award is subject to Section 409A, payment under such Award shall not be accelerated from the date(s) specified in the Award document as of the date of grant.

(iii)  Subsequent Delay in Payment. To the extent that an Award is subject to Section 409A, payment under such Award shall not be deferred beyond the dates specified in the Award document as of the date of grant, unless the Committee makes the decision to delay payment at least one year prior to the scheduled payment date, and payment is delayed at least five years.

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(iv)  Exemptions from Section 409A. The following Awards are intended to be exempt from the requirements of Section 409A of the Code.

(1)  Non-Discounted Options. Any Option issued with an exercise price that is at least equal to the Fair Market Value of a share of Stock on the date of grant, provided that the period during which such Option may be exercised is not subsequently extended beyond the later of (A) the end of the calendar year in which such exercise period would otherwise end, or (B) the date that is two and one-half (2½) months following the date as of which such exercise period would otherwise end.

(2)  Non-Discounted SARs. Any SAR issued with a grant price at least equal to the Fair Market Value of a share of Stock on the date of grant, provided that the period during which such SAR may be exercised is not subsequently extended beyond the later of (A) the end of the calendar year in which such exercise period would otherwise end, or (B) the date that is two and one-half (2½) months following the date as of which such exercise period would otherwise end.

(3)  Restricted Stock and Stock Awards. Restricted Stock, Stock Awards and any other property right subject to tax under Section 83 of the Code (but not including Deferred Stock or Dividend Equivalents).

(4)  Short-Term Deferrals. Any Award which is paid no later than two and one-half (2½) months following the year in which the Award vests.

9.  CHANGE OF CONTROL.

(a)  Generally. The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

(i)  subject to Section 8(e), provide for the acceleration of any time periods relating to the exercise or realization of such Awards, so that such Awards may be exercised or realized in full on or before a date fixed by the Committee;

(ii)  provide for the purchase of such Awards, upon the Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such Awards had such Awards been currently exercisable or payable;

(iii)  make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; or

(iv)  cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control.

The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

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(b)  Definition. “Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act, or Item 5.01 of a Current Report on Form 8-K or any successor rule, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change of Control shall be deemed to occur if:

(i)  Any “person” (as such term is used in Sections 13(d) and 14 (d) of the Exchange Act) is or becomes the “beneficial owner” (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, in a transaction or series of transactions, of securities of the Company representing more than 50% of the voting power of the Company’s voting capital stock (the “Voting Stock”); or

(ii)  The consummation of a merger, or other business combination after which the holders of the Voting Stock do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination, or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of the Company; or

(iii)  A majority of the Board is replaced in any twelve (12) month period by individuals whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Any good faith determination by the Committee as to whether a Change of Control within the meaning of this Section has occurred shall be conclusive and binding on the Participants.

(c)  Limitation on Payments in the Event of a Change of Control. Notwithstanding anything in this Plan to the contrary, any Award (or portion of an Award) that would constitute an excess parachute payment, as such term is defined in Section 280G of the Code, shall be reduced to an amount that would not constitute an excess parachute payment so as to avoid the deduction limitations and excise tax under Sections 280G and 4999, respectively. The Company shall have no obligation to pay to the Participant the amount by which any Award is reduced in accordance with this Section 9(c).

10.  FORFEITURE FOR DISHONESTY.

(a)  Forfeiture. Notwithstanding anything to the contrary in the Plan, if the Participant engages in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment or retention by the Company or any subsidiary that damaged the Company or any subsidiary, the Participant shall immediately forfeit all unexercised Options, all exercised Options with respect to which the Company has not yet delivered the certificates, and any other Award not then settled. The decision of the Committee in interpreting and applying the provisions of this Section 10 (a) shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such Participant by the Company or any subsidiary in any manner.

(b)  Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such

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waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.  GENERAL PROVISIONS.

(a)  Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b)  Assignability.

(i)  No Assignment. No Award, including any right to receive Stock (such as Options, SARs or similar rights) or any right to payment under the Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Stock or any other Award (including Options, SARs or similar rights) shall be exercisable during a Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

(ii)  Certain Assignments. Notwithstanding Section 11(b)(i), the Committee shall have the authority, in its sole discretion, to grant (or to sanction by way of amendment of an existing grant) Awards (other than ISOs and Restricted Stock) which may be transferred by the Participant during his lifetime to any “family member” of the Participant, which shall include a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, siblings, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. No Award may be transferred for value. The following transfers are not prohibited transfers for value: (i) a transfer under a domestic relations

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order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity. In the case of a new Award, the written documentation containing the terms and conditions of such Award shall state that it is transferable, and in the case of an amendment to an existing Award, such amendment shall be in writing. An Award transferred as contemplated in this Section 11(b)(ii) may not be subsequently transferred by the transferee without further Committee approval (except for transfers back to the original grantee) except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. However, the Committee, in its sole discretion at the time that the transfer is approved, may alter the terms and limitations of the relevant Award and establish such additional terms and conditions as it shall deem appropriate.

(c)  Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that have been authorized for issuance under the Plan, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or other affected terms of an Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 7(b) to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Section 162(m) and regulations thereunder. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding awards and payments in cash or other property therefor.

(d)  Tax Provisions.

(i)  Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant,

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amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld. The value of any remitted Stock shall be its Fair Market Value on the day it is remitted.

(ii)  Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)  Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(e)  Changes to the Plan. The Committee may amend, suspend or terminate the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Committee action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any outstanding Award. The Committee and a Participant may agree to amend an outstanding Award, subject to Section 8(e).

(f)  Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to, amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

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(g)  Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)  Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award (except a forfeiture under Section 10(a)) with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)  Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7 and the definition of Covered Employee, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Section 162(m) does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)  Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited

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to the extent necessary to ensure that any Option or other Award receives favorable accounting treatment under FAS 123R.

(l)  Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)  Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as

(i)  giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate,

(ii)  interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time,

(iii)  giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and associates, or

(iv)  conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(n)  Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(o)  Awards Under Preexisting Plan. Upon approval of the Plan by shareholders of the Company as required under Section 11(p) hereof, no further awards shall be granted under the Preexisting Plans.

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(p)  Plan Effective Date and Termination. The Plan shall be deemed effective on the day the Board approves the Plan, subject to the approval by the shareholders of the Company at a duly held meeting of shareholders. Any Awards granted prior to shareholders approving the Plan will be subject to shareholder approval of the Plan, and if, shareholders do not approve the Plan, such Awards shall be null and void and no further awards may be granted under the Plan. Unless earlier terminated by action of the Board or by operation of law, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

(q)  Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume the liabilities of the Company under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place

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PMA CAPITAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2007

THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints William E. Hitselberger and Robert L. Pratter, each or any of them, proxies of the undersigned, with full power of substitution, and each of them is hereby authorized to represent the undersigned and to vote all shares of Class A Common Stock of PMA Capital Corporation (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422 on Wednesday, May 9, 2007, at 9:00 a.m., local time, and at any adjournments thereof.

(Continued, and to be marked, dated and signed on the other side.)

COMMENTS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
Item 1. Election of Directors [ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below)	NOMINEES: [ ] Patricia A. Drago [ ] J. Gregory Driscoll [ ] Richard Lutenski [ ] Neal C. Schneider	Item 2. Approval of 2007 Omnibus Incentive Compensation Plan	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
		Item 3. Ratification of Beard Miller Company LLP as independent auditors for 2007	[ ]	[ ]	[ ]
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

This proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made by a record holder, this proxy/voting instruction will be voted FOR the nominees for director set forth in Item 1, FOR the proposal in Item 2 and FOR the proposal in Item 3. The proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, the Trustee under the PMA Capital Corporation Retirement Savings Plan. If no voting instruction is given to the Trustee, the Trustee will vote these shares on a pro rata basis based on the votes of other Retirement Savings Plan participants.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
	[ ]	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder ______________________ Date: ______________________________________		Signature of Shareholder ______________________ Date: _____________________________________
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.